EXHIBIT 99.3

                            IMPLEMENTATION AGREEMENT

                                 WITH REGARD TO

                            HABITAT CONSERVATION PLAN
                              FOR THE PROPERTIES OF

                           THE PACIFIC LUMBER COMPANY,
                          SCOTIA PACIFIC COMPANY, LLC,
                          AND SALMON CREEK CORPORATION

                                  By And Among

                   THE UNITED STATES FISH AND WILDLIFE SERVICE

                      THE NATIONAL MARINE FISHERIES SERVICE

                   THE CALIFORNIA DEPARTMENT OF FISH AND GAME

                      THE CALIFORNIA DEPARTMENT OF FORESTRY
                               AND FIRE PROTECTION

                                       and

          THE PACIFIC LUMBER COMPANY, SCOTIA PACIFIC COMPANY, LLC, AND
                            SALMON CREEK CORPORATION

                                 February, 1999
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                                    CONTENTS

     RECITALS AND PURPOSES                                            S-6
     AGREEMENT                                                        S-8
          1. DEFINITIONS                                              S-8
          2. FINDINGS AND OBLIGATIONS OF THE AGENCIES                 S-12
          2.1 USFWS                                                   S-12
          2.1.1 USFWS Findings                                        S-12
          2.1.2 USFWS Obligations                                     S-12
          2.2 NMFS                                                    S-12
          2.2.1 NMFS Findings                                         S-12
          2.2.2 NMFS Obligations                                      S-13
          2.3. CDFG                                                   S-13
          2.3.1. CDFG Findings                                        S-13
          2.3.2 CDFG Obligations                                      S-14

          2.4 CDF Obligations                                         S-14
          3. PALCO RIGHTS AND OBLIGATIONS                             S-14
          3.1. Obligations of PALCO                                   S-14
          3.1.1 Marbled Murrelet Conservation Areas (MMCAs)           S-14
          3.1.2 Grizzley Creek Complex                                S-16
          3.1.3 Implementation of Operating Conservation Program      S-18
          3.1.3.1 Watershed Analysis                                  S-15
          3.1.3.2 Aquatics Conservation Plan Adaptive Management      S-17
          3.1.4 Review of Timber Harvest Plans                        S-20
          3.1.5 No Increase in Take                                   S-20
          3.2. Covered Activities                                     S-20
          3.3 Funding                                                 S-21
          3.4. Monitoring and Reporting                               S-22
          3.4.1. Monitoring                                           S-22
          3.4.2. Annual Reports                                       S-22
          3.4.3 Other Information                                     S-23
          3.4.4 Agency Monitoring                                     S-23
          3.5 Phasing Rights                                          S-24
          4. INCORPORATION OF THE HCP                                 S-24
          5. LAND TRANSACTIONS                                        S-24
          5.1. Acquisition of Land by PALCO Generally                 S-24
          5.2. Effective Date for Covered Lands Acquired After the
                    Effective Date of This Agreement                  S-25
          5.3.3 Transfer of Elk River Property                        S-28
          5.3.4 Disposition of Covered Lands Other Than in MMCAs      S-26
          5.3.4.1 Land Sold With Restrictions                         S-26
          5.3.4.2 Land Sold Without Restriction                       S-27
          5.4. Disposition of Covered Land Through Permit Amendment   S-28
          5.5. Disposition of Land in MMCAs                           S-29
          6. ASSURANCES                                               S-29
          6.1. Federal Assurances                                     S-29
          6.1.1. Covered Species Listed After the Effective Date      S-29
          6.1.2. Migratory Bird Treaty Act, Bald and Gold Eagle
                    Protection Act                                    S-29
          6.1.3. Further Permits                                      S-29
          6.1.4. Critical Habitat                                     S-30
          6.1.5. Future Listing of Species Other Than Covered
                    Species                                           S-30
          6.1.6. Determination of Changed Circumstances and
                    Unforeseen Circumstances                          S-30
          6.2. State Assurances                                       S-33
          6.2.1. Covered Species Listed After the Effective Date      S-33
          6.2.2. Future Regulation of Species Other Than Covered
                    Species                                           S-33
          6.2.3 Changed Circumstances and Unforeseen Circumstances    S-34
          6.2.4. Fully Protected Species Statutes                     S-36
          6.3 Joint Assurances                                        S-36
          6.3.1. Compliance With Applicable Laws                      S-36
          6.4. PALCO Assurances                                       S-37
          6.4.1. Control and Ownership of Subsidiary PALCO Entities   S-37
          7. HCP/PERMIT MODIFICATIONS AND AMENDMENTS                  S-38
          7.1. Minor Modification of HCP and/or This Agreement        S-38
          7.1.1. Processing Minor Modifications                       S-38
          7.1.2. Scope of Minor Modifications                         S-38
          7.2. Permit Amendment                                       S-39
          7.2.1. General Federal Permit Amendment Process             S-39
          7.2.2. General State Permit/Streambed Alteration Agreement
                    Amendment Process                                 S-39
          7.2.3. Amendment of the Permit to Allow Covered Activities
                    Within MMCAs                                      S-39
          7.2.4 Compliance with AB 1986                               S-39
          8. ORIGINAL TERM: SUSPENSION AND/OR REVOCATION;
               RELINQUISHMENT; EXTENSION; FULL MITIGATION
               OBLIGATION                                             S-39
          8.1. Original Term                                          S-39
          8.2. Federal Permit Suspension and Revocation               S-40
          8.3. State Permit Suspension and Revocation                 S-40
          8.3.1 Suspension                                            S-41
          8.3.2 Revocation                                            S-41
          8.3.3 Mitigation Obligations                                S-42
          8.4. Permit Relinquishment by PALCO                         S-42
          8.5. Full Mitigation Upon Relinquishment or Revocation      S-42
          8.5.1. Obligation                                           S-42
          8.5.2. Determination of Full Mitigation                     S-42
          8.5.3. Conveyance of Interest in Land Until Full
                    Mitigation Reached                                S-43
          8.5.4. Termination of HCP Obligations                       S-44
          8.6. Non-Substantive Breaches; Notice; Waiver               S-44
          9. REMEDIES, ENFORCEMENT AND DISPUTE RESOLUTION             S-44
          9.1. Remedies                                               S-44

          9.2. Dispute Resolution                                     S-45
          9.2.1 Meet and Confer                                       S-46
          9.2.2 Non-Binding Dispute Resolution                        S-46
          10. MISCELLANEOUS                                           S-47
          10.1. Notices                                               S-47
          10.2 No Partnership                                         S-49
          10.3 References to Regulations                              S-49
          10.4 Entire Agreement                                       S-49
          10.5 Severability                                           S-50
          10.6 Governing Law                                          S-50
          10.7 Elected Officials Not to Benefit                       S-60
          10.8 Availability of Federal Funds                          S-50
          10.9 Availability of State Funds                            S-51
          10.10 Relationship to FESA, CESA and Other Authorities      S-51
          10.11 Benefit of Agreement No Third-Party Beneficiaries     S-51
          10.12 Counterparts                                          S-51
          10.13 Further Actions and Cooperation                       S-51
          10.14 Technical Assistance by USFWS                         S-51
          10.15 Amendment of the Agreement                            S-62
          10.16 Applicable Laws                                       S-52
          10.17 Successors and Assigns; Permit Assignment             S-52
          10.18 Due Authorization                                     S-52

                            IMPLEMENTATION AGREEMENT

This agreement regarding the implementation of the PALCO habitat conservation plan ("Agreement") is entered into as of the Effective Date by and among the United States Fish And Wildlife Service ("USFWS"), an agency of the United States Department of the Interior, the National Marine Fisheries Service ("NMFS"), an agency of the National Oceanic and Atmospheric Administration ("NOAA"), of the United States Department of Commerce, the California Department of Fish and Game ("CDFG"), an agency of the State of California, the California Department of Forestry and Fire Protection ("CDF"), an agency of the State of California, and the Pacific Lumber Company, Scotia Pacific Company, LLC, and Salmon Creek Corporation (collectively, "PALCO").

These entities may be referred to collectively as "Parties" and each individually as a "Party." USFWS and NMFS may be referred to collectively as the "Services," and each individually as a "Service." USFWS, NMFS and CDFG may be referred to collectively as the "Wildlife Agencies," and each as a "Wildlife Agency." The Wildlife Agencies and CDF are referred to collectively as the "Agencies." (Additional defined terms are set forth in the "Recitals and Purposes" portion of this Agreement and in Section I of this Agreement.)

RECITALS AND PURPOSES

A. PALCO owns approximately 211,700 acres within Humboldt County, California (the "PALCO Lands"). PALCO is in the process of acquiring and is planning to acquire certain additional lands near or adjacent to the PALCO Lands (the "Additional Lands"; the PALCO Lands and Additional Lands are referred to collectively herein as the "Covered Lands"). The Covered Lands fall within several major watersheds in Humboldt County, California. Certain portions of these watersheds form the Plan Area for this Agreement (the "Plan Area"). The Plan Area is depicted on Map No. 2 in Volume V of the Draft SYP/HCP; see also HCP, Attachments, Volume II, Part B: PALCO Ownership by Assessor Parcels.

B. In September 1996, the United States and the State of California, acting through its Secretary of Resources, entered into an agreement providing for the sale of the Headwaters Reserve to the United States and State of California and establishing certain conditions on such sale including, but not limited to, the approval of a habitat conservation plan (HCP) and issuance of associated incidental take permits by USFWS and NMFS, and the approval of a sustained yield plan by the CDF, all with regard to timber harvesting and related activities on the Covered Lands.

C. The Covered Lands have been determined to possess habitat values which are important to the conservation and recovery of certain threatened, endangered, and other species of concern.

D. USFWS and NMFS have jurisdiction over the conservation, protection, restoration, enhancement, and management of fish, wildlife, native plants and their habitats under various federal laws, including the federal Endangered Species Act, 16 USC Section 1531 et seq. ("FESA"), the Fish and Wildlife Coordination Act, 16 USC Section 661-666c, and the Fish and Wildlife Act of 1956, 16 USC Section 742a et seq.

E. CDF has jurisdiction over the timberlands in the State of California as set forth in the Forest Practice Act, the California Timberland Productivity Act of 1982, and the implementing regulations for those statutes.

F. CDFG has jurisdiction over the conservation, protection, restoration, enhancement and management of fish, wildlife, native plants, and habitat necessary for biologically sustainable populations of those species under the California Endangered Species Act (California Fish and Game Code Section 2050 et seq., "CESA"), and other State law including but not limited to the Native Plant Protection Act (California Fish and Game Code Section 1900 et seq.) and California Fish and Game Code Sections
     Section 1600 et seq., 3503.5 and 3511. In addition, pursuant to Section 1802 of the California Fish and Game Code, CDFG is trustee for fish and wildlife resources.

G. PALCO desires to use the Covered Lands, including, upon their acquisition by PALCO, the Additional Lands, for the Covered Activities, including activities relating to timber production and harvesting, road construction and maintenance, rock quarrying, and rock extraction from borrow pits, and the Operating Conservation Program activities, as particularly described at
     Section 3.4 of the HCP.

H.   FESA prohibits the "Take" of species listed as endangered or
     threatened under FESA.   Under Section 10(a) of FESA (16 USC Section
     1539(a)), the Services may issue an incidental take permit authorizing the Take of endangered or threatened species incidental to the carrying out of otherwise lawful activities if certain statutory requirements are met by the applicant and such Take will not appreciably reduce the likelihood of the survival and recovery of the species in the wild. To obtain an incidental take permit, the applicant must submit a habitat conservation plan describing, among other things, the steps the applicant will take to minimize and mitigate to the maximum extent practicable the impact of such taking.

I. CESA prohibits the "Take" of species listed as endangered, threatened or candidate species under CESA. CESA authorizes the take of listed species incidental to otherwise lawful activities if the impacts of the Take are minimized and fully mitigated, if issuance of the permit would not jeopardize the continued existence of the species, and the permit applicant has ensured adequate funding to implement the measures required to ensure the impacts of the authorized take are minimized and fully mitigated and for monitoring compliance with and the effectiveness of those measures. The measures required to minimize and fully mitigate the impacts of the Take are required to be "roughly proportional in extent to the impact of the authorized take." Where various measures are available to meet this obligation, the measures required shall maintain the applicant's objectives "to the greatest extent possible."

J. The Covered Activities may result in the Take of species listed as threatened or endangered under FESA and threatened or endangered, or a candidate for such status, under CESA. In order to obtain permits to allow the Incidental Take of these species under Section 10(a)(1)(B) of FESA the HCP sets forth a series of measures to minimize and mitigate to the maximum extent practicable the effects of Take incidental to the Covered Activities. In order to obtain a permit under Section 2081(b) of the California Fish and Game Code for Incidental Take of these species under CESA, the HCP sets forth a series of measures to minimize and fully mitigate the effects of Take incidental to the Covered Activities.

K. The purposes of this Agreement are (1) to ensure implementation of each of the terms of the HCP; (2) to describe remedies and recourse should any party fail to perform its obligations as set forth in the HCP and this Agreement; and (3) to provide long term assurances to PALCO that as long as the terms of the HCP, the Federal Permit, the State Permit and this Agreement are fully performed, no additional conservation or mitigation will be required of PALCO to minimize and mitigate the impacts of Take of the Covered Species on the Covered Lands except as provided in the HCP and this Agreement or required by law.

L. PALCO is agreeing to substantial commitments of land, natural resources, money and other property for the conservation of the Covered Species and their habitats, and is agreeing to other substantial restrictions on the use of the Covered Lands based on the assurances provided by the Agencies in this Agreement. These commitments would not have been made by PALCO but for the assurances of the Agencies provided in the HCP and this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.   DEFINITIONS

"AB 1986" means Assembly Bill No. 1986 enacted by the California State Legislature in 1998 which appropriates funds for the State of California's share of the cost of acquisition of the Headwaters Reserve on satisfaction of certain conditions specified in the legislation.

"ADAPTIVE MANAGEMENT" means a flexible, iterative approach to long-term management of biotic resources and achievement of the HCP's biological objectives that is directed over time by the results of ongoing monitoring activities, changed conditions and new information. Biological management techniques and specific objectives are regularly evaluated in light of monitoring results and other new information. These evaluations are used over time to adapt both the management directives and techniques to better achieve the HCP's overall biological objectives.

"ADDITIONAL LANDS" means those area within the Plan Area which are not owned by PALCO as of the Effective Date but which will become Covered Lands to which the Wildlife Agencies will apply the Take authority granted by the Wildlife Agencies to PALCO pursuant to the HCP and this Agreement once PALCO acquires such lands, or the right to use such lands for Covered Activities, in accordance with Sections 5.1 and 5.2 of this Agreement. The Additional Lands are depicted on Map No. 4 in Volume V of the Draft SYP/HCP.

"AGREEMENT" means this Agreement Regarding the Implementation of the PALCO Habitat Conservation Plan by and among USFWS, NMFS, CDFG, CDF and PALCO.

"ANNUAL REPORT" shall have the meaning set forth in Section 3.4.2 of this Agreement.

"AQUATICS CONSERVATION PLAN" means that component of the HCP's Operating Conservation Program " found at Section 6.3 of the HCP attached as Appendix P to the FEIS/EIR.

"ASSURANCES RULE" means the regulations promulgated jointly by the USFWS and NMFS at 50 CFR Section 17.3, 50 CFR Section 17.22(b)(5) and (6), 50 CFR Section 17.32(b)(5) and (6), and 50 CFR Sections 222.3 and 222.22(g) and (h) as of the Effective Date, and attached as Exhibit "D" hereto.

"BGEPA" means the Bald and Golden Eagle Protection Act (16 USC Section 668-
668d).

"CDF" means the California Department of Forestry, or any successor agency thereof.

"CDFG" means the California Department of Fish and Game, or any successor agency thereof.

"CEQA" means the California Environmental Quality Act (Cal. Pub. Resources Code Section 21000 et seq.).

"CESA" means the California Endangered Species Act (Cal. Fish & Game Code
Section 2050 et seq.).

"CHANGED CIRCUMSTANCE NOTICE" means the notice concerning the conservation and mitigation measures or other planned response to a Changed Circumstance to be provided by USFWS, NMFS, and/or CDFG, as applicable, pursuant to Sections
6.1.6.4.2 and 6.2.3.2.1 of this Agreement.

"CHANGED CIRCUMSTANCES" means those changes in circumstances affecting a Covered Species or the Plan Area as specifically provided for pursuant to Attachment No. 4 to the HCP.

"CONSERVATION AND MITIGATION" and "CONSERVATION OR MITIGATION" means the commitment of land, water, and financial compensation, and restrictions on the use of land, water or other natural resources.

"CONSERVED HABITAT AREAS" means the MMCAs.

"COVERED ACTIVITIES" means the following activities described in Section C.4 of the HCP attached as Appendix P to the FEIS/EIR: (a) all activities relating to timber management, including timber harvest, site preparation, tree planting, vegetation management (with the exception of forest chemicals, i.e. herbicide, pesticide, and fertilizer use), thinning, and fire suppression; (b) rock extraction from borrow pits for a period of five years from the Effective Date;
(c) road construction, improvement, maintenance and use; (d) scientific surveys and studies; (e) rock quarrying from PALCO's two commercial rock quarries for a period of two years from the Effective Date; (f) all activities included within the Operating Conservation Program; and (g) with the exceptions noted above, all activities necessarily incident to such activities. These activities are further described in Section C.4 of the HCP.

"COVERED LANDS" means the lands upon which the Federal Permit and State Permit authorize Incidental Take of Covered Species and the lands to which the Operating Conservation Program applies, including, upon their acquisition, the Additional Lands. These lands are depicted on Map Nos. 2 and 4 in Volume V of the draft SYP/HCP. Incidental Take authorization for Additional Lands will become effective only in accordance with Sections 5.2 and 5.3.2 of this Agreement.

"COVERED SPECIES" means the Species for which Incidental Take authority for Covered Activities is being granted by the Wildlife Agencies to PALCO pursuant to the Federal Permit and the State Permit. Covered Species include the Federal Listed Species, the State Listed Species, and the Other Species of Concern. The list of Covered Species is attached as Exhibit "A."

"EFFECTIVE DATE" means the date following execution of this Agreement by all Parties on which the Federal Permit and the State Permit take effect so as to authorize the Incidental Take of Covered Species by PALCO pursuant to the Covered Activities. The Federal Permit and the State Permit shall take effect on the later of March 1, 1999, or the date the Federal Permit and State Permit are delivered to PALCO pursuant to the "Headwaters Escrow Instructions" (Escrow No. 206816); provided that if the Federal Permit and State Permit do not take effect on March 1, 1999, the Federal Permit and the State Permit may be rescinded prior to the Effective Date upon the mutual agreement of PALCO and the Wildlife Agencies or by the Wildlife Agencies after a reasonable time and after advance written notice to PALCO.

"ELK RIVER PROPERTY" means the property owned by the Elk River Timber Company prior to the Effective Date and transferred to PALCO on or about the Effective Date as part of the Headwaters Reserve acquisition by the United States and State of California.

"FEDERAL LISTED SPECIES" means the Covered Species which are listed as threatened or endangered species under FESA as of the Effective Date, and the Covered Species which are listed as threatened or endangered pursuant to FESA during the term of the HCP, as of the date of such listing.

"FEDERAL PERMIT" means, collectively, the permit issued by USFWS and the permit issued by NMFS pursuant to Section 10(a) of FESA to permit Incidental Take of Covered Species which may occur as a result of Covered Activities by PALCO on the Covered Lands. Depending on the context in which the term is used in the text of this Agreement, "Federal Permit" may also mean the individual permit issued by USFWS or the individual permit issued by NMFS.

"FESA" means the Federal Endangered Species Act of 1973, as amended (16 USC
Section 1531 et seq.).

"FOREST PRACTICE ACT" means the Z'berg-Nejedly Forest Practice Act of 1973 (Cal. Pub. Resources Code, Section 4511 et seq.).

"FULLY PROTECTED SPECIES" means any Covered Species found at California Fish and Game Code Section 3511 or any successor statute.

"HCP" means the PALCO Habitat Conservation Plan, dated February 1999, and approved by the Wildlife Agencies.

"INCIDENTAL TAKE" means the Take of a Species which is incidental to an otherwise lawful activity.

"MBTA" means the Migratory Bird Treaty Act of 1918, as amended (16 USC Sections 703-712).

"MMCAs" mean the Marbled Murrelet Conservation Areas. The MMCAs are those areas identified in Section 3.1.1 of this Agreement and depicted on Figure 2 of the HCP in which the Covered Activities are restricted, pursuant to Section
3.1.1 of this Agreement, to MMCA Conservation Activities.

"MMCA CONSERVATION ACTIVITIES" means those activities, specifically listed at Section 3.1.1. of this Agreement and Section 6.1 of the HCP, which PALCO may conduct in the MMCAs.

"MURRELET RECOVERY PLAN" means the most recent recovery plan in existence for the marbled murrelet (Brachyramphus marmoratus), and approved by USFWS in accordance with FESA.

"NEPA" means the National Environmental Policy Act (42 USC Section 4321 et seq.).

"NMFS" means the National Marine Fisheries Service, or any successor agency thereto.

"OPERATING CONSERVATION PROGRAM" means the conservation and management measures, provided under the HCP to minimize, mitigate and monitor the impacts of Take of the Covered Species as described in Section 6 of the HCP. The Operating Conservation Program's conservation and management measures include PALCO's reporting obligations under the Federal Permit and State Permit and those measures described at Attachment 4 to the HCP to respond to Changed Circumstances.

"OTHER SPECIES OF CONCERN" means those Covered Species which are not Federal Listed Species and are not State Listed Species.

"PALCO" means, collectively, The Pacific Lumber Company, Scotia Pacific Company, LLC, and Salmon Creek Corporation (or the specifically identified subsidiaries of The Pacific Lumber Company existing on the Effective Date owning Covered Land and/or engaging in Covered Activities on the Covered Land, and signatory to the Agreement), their officers, directors, employees, and agents.

"PALCO LANDS" means those lands owned by PALCO as of the Effective Date within the Plan Area. Those lands comprise approximately 211,700 acres and are depicted on Map No. 2, Volume V of the Draft SYP/HCP.

"PARTY" shall have the meaning set forth in the introductory paragraph of this Agreement.

"PLAN AREA" means the area depicted on Map No. 2, Volume V of the Draft
SYP/HCP.

"SPECIES" shall have the meaning ascribed to such term in FESA and its implementing regulations.

"STATE LISTED SPECIES" means the Covered Species which are listed as threatened or endangered species, or a candidate for such status, under CESA, as of the Effective Date, and the Covered Species which are listed as threatened or endangered, or a candidate for such status pursuant to CESA during the term of the HCP, as of the date of such listing.

"STATE PERMIT" means the permit issued by CDFG pursuant to Section 2081 (b) and
(c) of the California Fish and Game Code.

"STREAMBED ALTERATION AGREEMENT" means that certain Streambed Alteration Agreement, dated the Effective Date, by and between CDFG and PALCO, a form of which is attached as Exhibit "B" and incorporated into the HCP's Operating Conservation Program.

"SYP" means the Sustained Yield Plan for the Covered Lands approved by CDF in accordance with the Forest Practice Act and the implementing regulations thereof.

"TAKE" and "TAKING" have the same meaning as provided in FESA and its implementing regulations with regard to activities subject to FESA and have the same meaning as provided in California state law with regard to activities subject to CESA and other applicable provisions of the California Fish and Game Code.

"UNFORESEEN CIRCUMSTANCES" means changes in circumstances affecting a Covered Species or the Plan Area that could not reasonably have been anticipated by PALCO, NMFS, USFWS and CDFG at the time of the HCP's negotiation and development and that result in a substantial and adverse change in the status of one or more of the Covered Species.

"USFWS" means the United States Fish and Wildlife Service, or any successor agency thereto.

"WILDLIFE AGENCY" shall have the meaning set forth in the Introductory Paragraph of this Agreement.

2.   FINDINGS AND OBLIGATIONS OF THE AGENCIES

2.1  USFWS

2.1.1 USFWS FINDINGS

For each Covered Species which is a Federal Listed Species within the jurisdiction of the USFWS, USFWS finds that the HCP has satisfied the permit issuance criteria under Section 10(a)(2)(B) of FESA in that:

     (i)       The Taking of the Covered Species will be incidental;

     (ii) PALCO will, to the maximum extent practicable, minimize and mitigate the impacts of the Taking;

     (iii) PALCO has ensured that adequate funding for the HCP will be provided;

     (iv) The Taking of the Covered Species will not appreciably reduce the likelihood of the survival and recovery of the Covered Species in the wild;

     (v) The other measures required by USFWS as being necessary or appropriate for purposes of the HCP will be met; and

     (vi) USFWS has received such other assurances as USFWS required that the HCP will be implemented.

For each Covered Species which is not a Federal Listed Species, USFWS finds that the HCP has satisfied the permit issuance criteria under Section 10(a)(2)(B) of the FESA that would otherwise apply if such Covered Species were a Federal Listed Species.

2.1.2     USFWS OBLIGATIONS

Concurrent with the execution of this Agreement by all Parties, and on satisfaction of all other applicable legal requirements, USFWS will issue to PALCO the Federal Permit under Section 10(a)(1)(B) of the FESA, authorizing the Incidental Take by PALCO of each Covered Species within the jurisdiction of USFWS resulting from Covered Activities on the Covered Lands. The Federal Permit will be conditioned on compliance with the terms and conditions of the Federal Permit, the HCP, and this Agreement.

USFWS shall monitor PALCO's implementation of the HCP and compliance with the Federal Permit, and shall provide technical assistance to PALCO regarding implementation of the HCP throughout the duration of the Federal Permit.

2.2  NMFS

2.2.1     NMFS FINDINGS

For each Covered Species within the jurisdiction of NMFS which is a Federal Listed Species, NMFS finds that the HCP has satisfied the permit issuance criteria under Section 10(a)(2)(B) of FESA in that:

     (i)       the Taking of the Covered Species will be incidental;

     (ii) PALCO will, to the maximum extent practicable, minimize and mitigate the impacts of the Taking;

     (iii) PALCO has ensured that adequate funding for the HCP will be provided;

     (iv) the Taking of the Covered Species will not appreciably reduce the likelihood of the survival and recovery of the Covered Species in the wild;

     (v) the other measures required by NMFS as being necessary or appropriate for purposes of the HCP will be met; and

     (vi) NMFS has received such other assurances as NMFS required that the HCP will be implemented.

For each Covered Species which is not a Federal Listed Species, NMFS finds that the HCP has satisfied the permit issuance criteria under Section 10(a)(2)(B) of the FESA that would otherwise apply if such Covered Species were a Federal Listed Species.

2.2.2     NMFS OBLIGATIONS

Concurrent with the execution of this Agreement by all Parties, and on satisfaction of all other applicable legal requirements, NMFS will issue to PALCO the Federal Permit under Section 10(a)(1)(B) of the FESA authorizing the Incidental Take by PALCO of each Covered Species within the jurisdiction of NMFS resulting from Covered Activities on the Covered Lands. The Federal Permit will be conditioned on compliance with the terms and conditions of the Federal Permit, the HCP, and this Agreement.

NMFS shall monitor PALCO's implementation of the HCP and compliance with the Federal Permit, and shall provide technical assistance to PALCO regarding implementation of the HCP throughout the duration of the Federal Permit.

2.3. CDFG

2.3.1.    CDFG FINDINGS

For each Covered Species within the jurisdiction of the CDFG, pursuant to the specific findings set forth below that, based on the best available scientific information and other information that is reasonably available, as of the Effective Date the HCP has satisfied the permit issuance criteria under Section 2081 of the California Fish and Game Code, CDFG finds that:

     (i) the Taking of the Covered Species will be incidental to an otherwise lawful activity;

     (ii) the impacts of the authorized Take of the Covered Species will be minimized and fully mitigated;

     (iii) the measures set forth in the HCP to minimize and fully mitigate the impacts of the authorized Take of the Covered Species are roughly proportional in went to the impact of the authorized Taking of the Covered Species;

     (iv) the measures set forth in the HCP to minimize and fully mitigate the impacts of the authorized Take of the Covered Species maintain PALCO's objectives to the greatest extent possible;

     (v) all of the measures set forth in the HCP to minimize and fully mitigate the impacts of the authorized Take of the Covered Species are capable of successful implementation;

     (vi) PALCO has ensured adequate funding to minimize and fully mitigate the impacts of the authorized Take of the Covered Species and for monitoring compliance with, and effectiveness of, such measures;

     (vii) issuance of the State Permit will not jeopardize the continued existence of the Covered Species;

     (viii) the measures set forth in the HCP are intended to ensure that the Covered Activities under the State Permit will avoid the Take of any Fully Protected Species;

     (ix) the measures set forth in the HCP and the Streambed Alteration Agreement incorporated therein are intended to ensure that the effects of the specific Covered Activities on Covered Species, as identified in Exhibit C of the Streambed Alteration Agreement (attached as Exhibit "B") which may substantially divert or obstruct the natural flow or substantially change the bed, channel, or bank of any river, stream, or lake on Covered Lands will be minimized and fully mitigated consistent with CESA and the State Permit, pursuant to California Fish and Game Code Section
               1603.

2.3.2     CDFG OBLIGATIONS

Concurrent with the execution of this Agreement by all Parties, and on satisfaction of all other applicable legal requirements, CDFG will issue to PALCO the State Permit under Section 2081(b) of the CESA, authorizing the Incidental Take by PALCO of each Covered Species within the jurisdiction of CDFG resulting from Covered Activities on the Covered Lands. The State Permit will be conditioned on compliance with the terms and conditions of the State Permit, the HCP, and this Agreement.

CDFG shall monitor PALCO's implementation of the HCP and compliance with the State Permit, and shall provide technical assistance to PALCO regarding implementation of the HCP throughout the duration of the State Permit.

2.4  CDF Obligations

Concurrent with the execution of this Agreement by all Parties, and on satisfaction of all legal requirements, CDF will approve the SYP, a component of which is the HCP. CDF shall monitor PALCO's implementation of the SYP, in part, through the THP review process. CDF shall require as a condition of approval of each THP that the THP incorporate all of the conservation and management measures of HCP's Operating Conservation Program that are relevant to the THP. CDF shall monitor and enforce PALCO's compliance with each THP.

3.   PALCO RIGHTS AND OBLIGATIONS

3.1. OBLIGATIONS OF PALCO

PALCO will fully and faithfully perform all obligations assigned to it under this Agreement, the Federal Permit, the State Permit and the HCP including, but not limited to the following:

3.1.1     MARBLED MURRELET CONSERVATION AREAS (MMCAS)

The MMCAs are depicted on Figure 2 of the HCP and described in detail at Section
6.1 of the HCP and encompass the following groves:

     (i)    Elkhead Residual

     (ii)   Cooper Mill

     (iii)  Allen Creek

     (iv)   Road 3

     (v)    Owl Creek

     (vi)   Shaw Gift

     (vii)  Right Road 9

     (viii) Road 7 and 9 North

     (ix)   Booth's Run

     (x)    Bell Lawrence

     (xi)   Lower North Fork Elk

For the term of the Federal Permit and State Permit, or if the Federal or State Permit is relinquished or revoked prior to expiration of its 50-year term, until the impacts of Take that occurred under the relinquished or revoked permit are fully mitigated in accordance with Section 8.5 of this Agreement, PALCO shall not conduct timber harvesting, including salvage logging and other management activities that are detrimental to the marbled murrelet or marbled murrelet habitat within any MMCA. Consistent with this prohibition, PALCO will engage only in MMCA Conservation Activities and other management activities in the MMCAs as provided in subsections (a) and (b).

     (a) The following MMCA Conservation Activities have been determined by the Wildlife Agencies to be compatible with protection of, or beneficial to, the marbled murrelet and its habitat within the MMCAs, and the other Covered Species and their habitats within the MMCAs and shall be allowed within the MMCAs in accordance with the restrictions and conditions identified in Section 6.1 of the HCP:

          (i) Use, maintenance, upgrading, storm proofing, closing and decommissioning of existing, active roads depicted on Map No. 8, Volume V of the Draft SYP/HCP (removal of trees as reasonably necessary to accomplish road use, maintenance and storm proofing is allowed; however, all trees removed within a Riparian Management Zone (RMZ) must be left near the location of their removal);

          (ii) Rock and gravel mining at existing quarry in Allen Creek MMCA as more particularly described in Section 3.4.3 of the HCP;

          (iii) Establishment of two designated borrow pits within each MMCA. A maximum of four acres may be cleared in connection with existing or new borrow pits within each MMCA over the life of the Permits (removal of trees not to exceed 12 inches dbh per tree is allowed where reasonably necessary to excavate the borrow pits);

          (iv) Scientific surveys conducted as part of the MMCA's monitoring program as more particularly described in Section F6.1 of the HCP;

          (v) Removal of trees blocking roads identified in paragraph (i) in conformance with the Aquatics Conservation Plan provided such trees are left near the location of their removal;

          (vi) Fuel removal limited to within old growth residuals stands and second-growth stands with the prior written concurrence of USFIS and CDFG;

          (vii) Fire suppression in accordance with a fire management plan for the MMCAs approved by the Wildlife Agencies within one year of the Effective Date;

          (viii) Stream enhancement projects with prior written concurrence of the Wildlife Agencies; and

          (ix) Hunting allowed during September 16 - March 23 as otherwise authorized by regulation (outside of marbled murrelet nesting season).

Except as provided in subsection (b) of this Section 3.1.1, no activities other than the MMCA Conservation Activities listed in this section, as conditioned and restricted in Section 6.1 of the HCP, shall be allowed within any MMCA unless the Wildlife Agencies determine, following compliance with all applicable laws and regulations including NEPA and CEQA, that such activities are compatible with protection of, or are beneficial to, the marbled murrelet and its habitat and the other Covered Species and their habitats consistent with the HCP.

     (b)  With the exception of those activities identified in subsection
          (a) of this Section 3.1.1, any activity involving the removal of timber from an MMCA, including pre-commercial and commercial thinning, shall be allowed only on a case by case basis and only if the Wildlife Agencies determine that the specific activity will be beneficial to the marbled murrelet and its habitat, and is in conformance with the Aquatics Conservation Plan. Such timber removal activities will be allowed only at the specific written request and/or written approval of the Wildlife Agencies in advance of such activity, following compliance with all applicable laws and regulations, including NEPA and CEQA. Such compliance shall include determining whether the environmental documentation in existence at that time adequately discloses the impacts of the proposed activity to ensure compliance with NEPA and CEQA. The Wildlife Agencies recognize, however, that the MMCA Conservation Activities identified in subsection (a) are allowed pursuant to this Agreement and the HCP, and therefore will not require any further compliance under NEPA or CEQA on the part of the Wildlife Agencies.

     (c) In each Annual Report, PALCO shall to the extent known identify the proposed MMCA Conservation activities for each of the above-listed MMCAs that PALCO anticipates conducting in such MMCA over the next calendar year. The absence of the description of an MMCA Conservation Activity in an Annual Report shall not preclude PALCO from undertaking such Conservation Activities.

3.1.2 GRIZZLEY CREEK COMPLEX

All timber harvesting, including salvage logging and other management activities, shall be prohibited on all lands within the Grizzley Creek Complex as depicted on Figure 4 of the HCP for a period of five years from the Effective Date to provide an opportunity for purchase and permanent protection of such lands. If such purchase and protection does not occur, then, at the end of the five-year period, harvesting of the Grizzley Creek Complex shall be allowed pursuant to the prescriptions applicable to Covered Lands outside of the MMCAs unless prior to the end of the five year period it is determined by USFWS that Take resulting from timber harvest and other Covered Activities within the Grizzley Creek Complex would be inconsistent with Section 10(a)(2)(B)(iv) of FESA with regard to the marbled murrelet or by CDFG that Take resulting from timber harvest or other Covered Activities within the Grizzley Creek Complex would be inconsistent with Section 2081(c) of CESA with regard to the marbled murrelet. To assist USFWS and CDFG in making their respective determinations, USFWS and CDFG shall convene a panel of five independent science advisors ("Grizzley Panel") who shall be qualified in conservation biology and/or marbled murrelet biology. USFWS, CDFG and PALCO shall each designate one member of the Grizzley Panel and the three designated panel members shall collectively designate two additional panel members by unanimous vote.

     (i) The panel members shall be designated before the beginning of the fifth year following the Effective Date and the Grizzley Panel shall convene within 45 days after its establishment;

     (ii) The Grizzley Panel shall consider the available scientific information relevant to the marbled murrelet population across its listed range in California, Oregon and Washington, including marbled murrelet biology, current status, population trends, habitat requirements and, in particular, information developed since the Effective Date. USFWS, CDFG and PALCO shall cooperate fully in providing relevant information and assistance to the Grizzley Panel;

     (iii) A minimum of four months prior to the five year anniversary of the Effective Date, the Grizzley Panel shall provide a written report to USFWS, CDFG and PALCO regarding the factors relevant to USFWS's and CDFG's determinations. Additionally, each member of the Panel may submit his or her separate views.

     (iv) Pursuant to Section 10(a)(2)(B)(iv) of FESA, the USFWS shall determine whether the Take resulting from timber harvest and other Covered Activities within the Grizzley Creek Complex in accordance with the HCP will appreciably reduce the likelihood of the survival and recovery of the marbled murrelet. USFWS shall make its determination in accordance with 50 CFR Part 402. Any such determination shall be accompanied by an analysis of the available scientific information including the written report of the Grizzley Panel.

     (v) Pursuant to Section 2081(c) of the California Fish and Game Code, CDFG shall determine whether the take resulting from timber harvesting and other Covered Activities within the Grizzley Creek Complex in accordance with the HCP will jeopardize the continued existence of the marbled murrelet throughout all or significant portion of its range across California, Oregon and Washington. Any such determination shall be accompanied by an analysis of the available scientific information, including the written report of the Grizzley Panel.

     (vi) If USFWS determines that allowing timber harvest and other Covered Activities within the Grizzley Creek Complex would be inconsistent with Section 10(a)(2)(B)(iv) with regard to the marbled murrelet or CDFG determines that allowing timber harvest and management activities would be inconsistent with Section 2081(c) of CESA with regard to the marbled murrelet, then all lands within the Grizzley Creek Complex shall be protected as an MMCA as provided in Section 3.1.1.

3.1.3     IMPLEMENTATION OF OPERATING CONSERVATION PROGRAM

PALCO will implement all of the conservation and management measures as set forth in the HCP's Operating Conservation Program, or such measures as they may be modified through adaptive management, including the measures provided for under the Aquatics Conservation Plan and Changed Circumstances sections of the program. The Aquatics Conservation Plan measures are identified in Section 6.3 of the HCP.

3.1.3.1   WATERSHED ANALYSIS

PALCO will work collaboratively with the Wildlife Agencies and other Federal and state regulatory agencies to develop site-specific conservation and management prescriptions for aquatic Covered Species necessary to achieve over time properly functioning aquatic habitat conditions through the watershed analysis process incorporated into the Aquatics Conservation Plan of the HCP's Operating Conservation Program, described at Section 6.3 of the HCP.

     (i) Within 60 days from the Effective Date, PALCO, in consultation with the Wildlife Agencies, shall establish a schedule for completing the watershed analysis process within five years.

     (ii) At least one representative from PALCO and each of the Wildlife Agencies will serve on watershed analysis teams to develop site-specific conservation and management prescriptions for each watershed within the Plan Area containing Covered Lands. If available, a representative from the U.S. Environmental Protection Agency and a representative of the California Department of Conservation will also serve on the watershed analysis team. The North Coast Regional Water Quality Control Board and the CDF may also each elect to have a representative on the watershed analysis team.

     (iii) The watershed analysis team will develop recommended site specific prescriptions which are based on the best available science and data and which are the most compatible with PALCO's operational needs consistent with protection of the affected Covered Species as provided under the Aquatics Conservation Plan of the HCP's Operating Conservation Program.

     (iv) Those site-specific prescriptions which are unanimously recommended by the representatives of PALCO and the Wildlife Agencies will be established by the Wildlife Agencies as the site-specific conservation and management prescriptions for that watershed. In the event the watershed analysis team develops one or more prescriptions that are not recommended unanimously by the PALCO and Wildlife Agency representatives, PALCO or any of the Wildlife Agencies may request that such prescriptions be reviewed by the Peer Review Panel established pursuant to subparagraph (k) of this section in accordance with the following process:

            (a) The Wildlife Agencies shall refer the recommended site-specific prescriptions to the Peer Review Panel. The Peer Review Panel shall review the analysis and recommended prescriptions in accordance with the criteria established pursuant to subparagraph (c);

            (b) The Peer Review Panel shall submit a written report of its findings to the Wildlife Agencies and PALCO within 90 days of referral. In addition, each member of the Panel may also submit his or her separate views.

     (v) Once the watershed analysis process for a particular watershed has been completed, including review by the Peer Review Panel as appropriate, the Wildlife Agencies will work cooperatively to establish a uniform set of site-specific prescriptions. The Wildlife Agencies will establish site-specific prescriptions which are the most compatible with PALCO's operational needs, consistent with protection of the affected Covered Species as provided under the Aquatics Conservation Plan of the HCP's Operating Conservation Program.

     (vi) If USFWS, NMFS or CDFG establishes prescriptions that differ from the prescriptions proposed through the watershed analysis process, USFWS, NMFS or CDFG, as applicable, shall state in writing its reasons for doing so.

     (vii) PALCO shall implement the site-specific conservation and management prescriptions established by the Wildlife Agencies for each watershed pursuant to paragraph (e).

     (viii) Until PALCO has implemented the site-specific conservation and management prescriptions for a particular watershed established by the Wildlife Agencies pursuant to paragraph (c), PALCO shall apply the prescriptions described in Section F6.3 of the Aquatics Conservation Plan to the watershed.

     (ix) The site-specific conservation and management prescriptions established by the Wildlife Agencies for Class I and Class II watercourses pursuant to paragraph (e) shall be implemented by PALCO such that those prescriptions result in a no-cut buffer of not less than 30 feet (slope distance), and not more than 170 feet (horizontal distance) on each side of each Class I and Class II watercourse. However, with respect to the minimum 30-foot no-cut buffer on Class II watercourses, the Wildlife Agencies may adjust the buffer if the Wildlife Agencies determine that it will benefit aquatic habitat or species. However, in no event may the minimum no cut buffer be less than 10 feet (slope distance).

     (x) Pursuant to Aquatics Conservation Plan, USFWS and NMFS, in consultation with CDF, the North Coast Regional Water Quality Control Board and CDFG, shall develop a peer review process to evaluate on a spot check basis the appropriateness of completed analysis and prescriptions that are developed through the watershed analysis process.

     (xi) Within six months of the Effective Date, the Wildlife Agencies and PALCO shall establish the Peer Review Panel described in paragraph (d). PALCO shall designate one member of the panel, USFWS and NMFS shall collectively designate one member of the panel and CDFG shall designate one member of the panel. The three appointed members shall collectively designate two additional members by unanimous vote.

3.1.3.2 AQUATICS CONSERVATION PLAN ADAPTIVE MANAGEMENT

The purpose of adaptive management is to provide a mechanism to ensure that HCP prescriptions are implemented in a manner that reflects sound science, taking into account new data and analysis. Adaptive management also provides flexibility by allowing alternative approaches for achieving biological goals under certain circumstances, in order that the HCP can be implemented in a manner that is sensitive to both economic concerns and biological necessities.

Adaptive management will be used to change elements of the Aquatics Conservation Plan in response to a determination of the effectiveness of current elements of the plan for protecting and restoring stream conditions and fish populations. Thus, the effectiveness of the plan is assessed by examining conditions on PALCO's ownership and determining if management is maintaining or will achieve over time properly functioning aquatic habitat conditions.

Changes in elements of the plan are warranted if information from watershed analysis, monitoring, any scientific studies conducted as part of the plan, or other sources shows properly functioning aquatic conditions are not being maintained; the plan is not substantially moving the aquatic habitat towards achieving properly functioning conditions; a more cost effective technique exists to attain the same biological or physical outcome; or PALCO can gain flexibility in the prescriptions and still attain properly functioning conditions. Adaptive management is the means to ensure that the plan maintains or achieves, over time, the habitat goal of a properly functioning aquatic condition.

PALCO may at any time propose changes to elements of the Aquatics Conservation Plan that are not in conflict with AB 1986 as part of adaptive management. At PALCO's request, any such changes proposed by PALCO shall be promptly reviewed by the peer review panel established pursuant to Section 3.1.3.1(k) of this Agreement. PALCO and, if applicable, the peer review panel, shall provide to the Wildlife Agencies a written evaluation as to whether the proposed changes will impair the ability of the plan to maintain or achieve, over time, properly functioning aquatic habitat conditions. The Wildlife Agencies will consider PALCO's proposed changes, the peer review panel's written evaluation, if any, and other available information. The Wildlife Agencies shall approve PALCO's proposed changes that are not in conflict with AB 1986 unless they find, in writing, that PALCO's proposed changes will impair the ability of the plan to maintain or achieve, over time, properly functioning aquatic habitat conditions. The Wildlife Agencies shall disapprove PALCO's proposed changes if they are in conflict with AB 1986 or if the Wildlife Agencies find, in writing, that PALCO's proposed changes will impair the ability of the plan to achieve, over time, or maintain properly functioning aquatic habitat conditions.

3.1.4 REVIEW OF TIMBER HARVEST PLANS

PALCO shall submit each timber harvest plan (THP) which includes Covered Lands to NMFS in Santa Rosa, California and to USFWS in Eureka, California at least 30 days prior to the earliest possible date of THP approval by CDF, for review and comment and a finding as to whether the THP is consistent with the Federal Permit. The THP shall incorporate all of the conservation and management measures of the HCP's Operating Conservation Program that are relevant to the particular THP.

3.1.5 NO INCREASE IN TAKE

This Section 3.1 does not authorize any modification that would result in an increase in the amount and nature of Take, or increase the impacts of Take, of Covered Species beyond that authorized under the Federal Permit and State Permit and any amendments thereto (including any environmental document evaluating the HCP or amendments thereto). Any modification that would result in such an increase in Take beyond that authorized under the Federal Permit and State Permit must be approved as a permit amendment under Section 7.2 of this Agreement.

3.2. COVERED ACTIVITIES

As of the Effective Date, PALCO may Take the Covered Species incidental to the Covered Activities on the Covered Lands, as authorized by and subject to the conditions of the Federal Permit, the State Permit, the HCP and this Agreement. Activities under approved THPs that are determined by CDF to be consistent with the February 27, 1998 Pre-Permit Agreement in Principle, and that are implemented in whole or in part after the Effective Date, are covered under the Federal Permit and State Permit. All THPs approved on or after the Effective Date, and all activities under such THPs , shall comply with the HCP's Operating Conservation Program.

The authority issued to PALCO hereunder applies to all of PALCO's officers, directors, employees, agents, subsidiaries, contractors, and subcontractors, and their officers, directors, employees and agents who engage in any Covered Activity. Solely for purposes of the Federal Permit and the State Permit and this Agreement, PALCO's employees, agents, subsidiaries, contractors, and subcontractors, and their officers, directors, employees and agents shall be deemed under the direct control of, and acting as agents of PALCO. PALCO shall conduct an educational program, approved by the Wildlife Agencies, to fully inform all such persons and entities of the terms and conditions of the Federal Permit and State Permit, including the conservation and management measures required under the HCP's Operating Conservation Program, and shall be responsible for supervising their compliance with those terms and conditions. All contracts between PALCO and such persons and entities shall require the compliance with the Federal Permit and State Permit. Solely for the purposes of the Federal Permit, the State Permit and this Agreement, each PALCO entity shall remain legally responsible for the Covered Activities of each such person or entity.

Further, in the event any PALCO entity ("acting entity") takes any action on land or with respect to timber owned by another PALCO entity ("landowning entity"), as to such action the acting entity for all purposes connected with the Agreement, the HCP, and the Federal and State Permits and liability arising thereunder, where the acting entity is acting pursuant to an oral or written contract or with the consent of the landowning entity, shall be deemed to be acting as the agent of the landowning entity and to be acting within the course and scope of such agency. For purposes of this provision, action includes failure to act.

3.3 FUNDING

PALCO warrants that it has, and will expend, such funds as may be necessary to fulfill all of its conservation and management obligations under the Federal Permit and State Permit as described in the HCP's Operating Conservation Program and this Agreement. The funding sources that PALCO will use to fulfill its Permit obligations will include income derived from PALCO's Covered Activities on the Covered Lands. By February 1 of each year the Federal and/or State Permit is in effect, PALCO shall submit, concurrently with its submission of the Annual Report, an annual budget with regard to its obligations under the HCP, approved by its Board of Directors, to the Wildlife Agencies, demonstrating that sufficient funds to carry out PALCO's commitments under the Federal Permit and State Permit for that fiscal year have been authorized for expenditure. PALCO will promptly notify the Wildlife Agencies of any material change in PALCO's funding resources.

A material change in PALCO's funding resources is any change in the financial condition of PALCO which will adversely affect PALCO's ability to manage the Covered Lands in accordance with the terms of this Agreement and the HCP's Operating Conservation Program.

PALCO shall provide the first annual budget covering the period immediately following permit issuance up to the end of the first calendar year of operation within 15 days of the Effective Date.

As a form of additional assurance of adequate funding to carry out all of its Federal Permit and State Permit obligations, PALCO shall post security to CDFG within 15 days of the Effective Date. The amount of security posted shall be in the amount of $2 million, which is based on the annual estimated cost of carrying out certain of such obligations which are described in Section 8 of the HCP. The security may be a pledged savings or trust account, certificate of deposit, irrevocable letter of credit, or other form approved by the Wildlife Agencies. The amount of security shall be increased annually for one year by the amount, if any, that PALCO was required to pay in the prior year in liquidated damages to the State of California pursuant to a separate agreement entitled "Agreement Relating to Enforcement of AB 1986" ("AB 1986 Agreement"). If in an immediately preceding year PALCO was not required to pay any liquidated damages, the amount of security would return to $2 million as adjusted for inflation in accordance with the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, San Francisco-Oakland-San Jose, CA, All Items and Major Group Figures For Urban Wage Earners and Clerical Workers (1882-84=100 (CPI). Such security may be used to secure PALCO's obligations under the AB 1986 Agreement. However, in the event the State of California and any of the Wildlife Agencies simultaneously call upon the security, such security shall first serve the purposes of the Wildlife Agencies under this Agreement.

The security shall be replenished by PALCO within 10 days as necessary to the required amount until PALCO completes its obligations under the Federal Permit and State Permit. The security shall be adjusted annually for inflation according to the CPI.

Notwithstanding the prohibition on duplication in Section 6.4.1, and consistent with the other provisions of Section 6.4.1, each PALCO entity shall be separately required to provide, maintain and replenish the security in the amount set forth and in accordance with the terms of this section. In the event of any action by or liability of a PALCO entity or entities arising under this Agreement, the HCP, or the Federal or State Permits, the Wildlife Agencies may call upon the security posted by the PALCO entity or entities whose action or liability was the basis of the need to call upon the security. Alternatively, this provision shall be satisfied if the PALCO entities furnish their written agreement in a form satisfactory to the Wildlife Agencies providing that security in the amount of $2 million total, as it may be required to be increased and/or replenished, is at all times available to the Wildlife Agencies in the event of action or liability of any PALCO entity arising under this Agreement, the HCP, or the Federal and State Permits. For purposes of this section, action includes failure to act.

3.4. MONITORING AND REPORTING

3.4.1.    MONITORING

PALCO shall implement the implementation and effectiveness monitoring programs described in Section 6 of the HCP. As part of the monitoring programs, PALCO shall fund for the life of the Federal Permit and State Permit an independent third party entity or entities, approved by the Wildlife Agencies and under contract to CDFG, to monitor on behalf of the Wildlife Agencies PALCO's implementation of the HCP's Operating Conservation Program (the "HCP Monitor"). The HCP Monitor shall also monitor the effectiveness of the HCP's Operating Conservation Program if so directed by one or more of the Wildlife Agencies. The HCP Monitor shall be qualified in forestry and fisheries and wildlife biology. The HCP Monitor shall have full access at all times to PALCO's lands to inspect the Covered Activities, and in particular shall be present on site during each timber harvest conducted by or on behalf of PALCO. The HCP Monitor shall immediately report to designated representatives of the Wildlife Agencies, CDF and the Office of the Attorney General of the State of California any deviations by PALCO from the conservation and management measures provided for under the HCP's Operating Conservation Program, so that the Wildlife Agencies and CDF may take appropriate action to enforce the Federal Permit and State Permit, the State Forest Practice Act and other applicable Federal and state laws or agreements. In addition, the HCP Monitor shall report quarterly to the Wildlife Agencies concerning implementation and compliance by PALCO with the HCP's Operating Conservation Program and, if so directed by one or more of the Wildlife Agencies, shall report, as provided for under the HCP's Operating Conservation Program, on the effectiveness of the HCP's Operating Conservation Program. The intensity of the compliance monitoring to be performed by the HCP Monitor will be reevaluated by the Wildlife Agencies at the end of the first ten-year period following the Effective Date, and every ten years thereafter, based on PALCO's record of compliance during the prior ten-year period.

3.4.2. ANNUAL REPORTS

As described in the HCP's Operating Conservation Program, PALCO will submit by February I of each year, a report describing the Covered Activities undertaken and results of the Operating Conservation Program, and the proposed Operating Conservation Program, activities for the next year for all Covered Lands, including the MMCAs (the "Annual Report"). As applicable, the Annual Report will contain the results of the surveying and data collection for those Covered Species which have multi-year reporting protocols.

The Agencies shall use reasonable efforts to review and provide written comments on each Annual Report within sixty (60) days of receipt thereof. If any Party requests, the Parties shall meet within such 60-day period to review the Annual Report and PALCO's planned activities for the next year.

All Annual Reports will include the following certification from a responsible company official who supervised or directed preparation of the report:

"I certify that, to the best of my knowledge, after appropriate inquiries by myself and/or persons under my control of all relevant persons involved in the preparation of this report, the information submitted is true, accurate, and complete."

3.4.3 OTHER INFORMATION

PALCO will use its reasonable efforts to provide within thirty (30) days of being requested by the Wildlife Agencies, any additional information in its possession or control related to implementation of the HCP that is requested by the Services for the purpose of assessing whether the terms and conditions of the HCP, including the Operating Conservation Program, are being fully implemented.

To the extent feasible, any such further information requests shall be coordinated among the Wildlife Agencies and made in a manner to be as least intrusive as possible to PALCO operations while permitting the Wildlife Agencies to carry out their oversight responsibilities. In that regard, requests made pursuant to this Section 3.4.3 shall not require PALCO to prepare any additional reports; instead, PALCO shall be required only to provide information in its possession or control. Nothing in this Agreement requires PALCO to disclose communications that are subject to the attorney work product or attorney-client privilege, or any other privilege applicable at the time the information request is made. PALCO may designate, by notifying the Agencies in writing, any trade secrets or commercial, proprietary, or financial information ("Confidential Information") requested by the Agencies as exempt from disclosure by the Agencies pursuant to a request made under the Federal Freedom of Information Act and/or the California Public Records Act, because such trade secret and/or information so designated (1) is Confidential Information,
(2) has not been disclosed to the public by PALCO, and (3) to PALCO's knowledge is not routinely available to the public from other sources. Should "Confidential Information" be requested, the Wildlife Agencies will contact PALCO sufficiently prior to releasing any such information so as to allow PALCO a reasonable opportunity to protect the Confidential Information from release. This provision is not intended to limit the applicability of the Federal Freedom of Information Act and the California Public Records Act.

3.4.4 AGENCY MONITORING


PALCO, acknowledges the necessity for the Wildlife Agencies to closely monitor compliance with Federal Permit and State Permit and the effectiveness of the HCP's Operating Conservation Program and will cooperate fully in such monitoring. PALCO consents to, and will allow, entry at any reasonable hour by agents or employees of the Wildlife Agencies on the Covered Lands. With regard to CDFG employees, PALCO's consent satisfies the requirements of Fish and Game Code Section 857. Agents or employees of the Wildlife Agencies may enter upon all lands where Covered Activities are conducted and premises where records relating to such Covered Activities are kept. In order to monitor compliance with the Federal Permit and State Permit, the effectiveness of the HCP's Operating Conservation Program, Federal Permit, FESA, and CESA, agents or employees of the Wildlife Agencies may enter upon such lands or premises (1) to inspect and monitor the Covered Lands, the Covered Species, and the Covered Activities and (2) to inspect, during reasonable hours, any records or documents required to be kept under the HCP. Such inspections may include taking photographs, measurements, and samples; interviewing employees, contractors, and agents of PALCO (PALCO shall not be precluded from having a representative present for any such interview); and other actions that the Wildlife Agencies determine to be necessary for such purposes. The Wildlife Agencies will use reasonable efforts to give reasonable notice to PALCO of planned interviews with PALCO employees or contractors.

This section shall not apply to or limit the authority of Federal law enforcement agents or state peace officers authorized by law to enter Covered Lands to enforce compliance with the HCP, FESA, CESA, or other Federal or state laws. Further, nothing in this section is intended to or shall be construed to restrict the right of access to the Covered Lands and Covered Activities provided to the HCP Monitor under Section 3.4.1.

3.5  PHASING RIGHTS

The USFWS, CDFG and PALCO shall work cooperatively to schedule PALCO's harvest of old-growth redwood and residual old-growth redwood outside the MMCAs in a manner which minimizes impacts to marbled murrelets.

4.   INCORPORATION OF THE HCP

The conservation and management measures provided for under the HCP's Operating Conservation Program in Section 6 of the HCP are intended to be, and by this reference are, incorporated herein. In the event of any direct contradiction between the terms of this Agreement and the HCP's Operating Conservation Program, the terms of this Agreement will control. In all other cases, the terms of this Agreement and the terms of the HCP's Operating Conservation Program will be interpreted to be supplementary to each other. The terms of the Federal Permit and the State Permit shall control in the event of any direct contradiction between those terms and the terms of this Agreement and the HCP's Operating Conservation Program.

5.   LAND TRANSACTIONS

5.1. ACQUISITION OF LAND BY PALCO GENERALLY

Nothing in this Agreement, the HCP, the Federal Permit or the State Permit limits or restricts PALCO's right to acquire new lands, or interests in such lands, within or outside the Plan Area. Unless such lands are Covered Lands and the Federal Permit and State Permit have taken effect with regard to such lands in the manner provided below, any lands, or interests in lands, as may be acquired will not be covered by the Federal Permit or State Permit except upon amendment of the Federal Permit and State Permit as provided in Section 7.2 of this Agreement.

5.2. EFFECTIVE DATE FOR COVERED LANDS ACQUIRED AFTER THE EFFECTIVE DATE OF THIS AGREEMENT

     (a) The Federal and State Permits will identify all Covered Lands. The Federal and State Permits will take effect with regard to Covered Lands acquired after the Effective Date ("Additional Lands") upon verification by the Services that PALCO has provided evidence of legal control sufficient to implement the provisions of the HCP, the Federal Permit, the State Permit and this Agreement on such Additional Lands. Such Additional Lands shall become Covered Lands on satisfaction of the conditions provided in subsection (b), subject to the following limitations:

          (i) No more than 25,000 acres of Additional Lands may become Covered Lands over the term of the Permit, and such

                Additional Lands must be situated within one mile of the main contiguous portion of PALCO Lands or within the external boundaries of the PALCO Lands and be zoned for timber production. The PALCO Lands are depicted on Map No.
                4, Volume V of the Draft SYP/HCP.

          (ii) No old-growth habitat may be included, and no additional Take of marbled murrelets will be authorized under the State and Federal Permits within the Additional Lands.

          (iii) Consistent with the Northern Spotted Owl Conservation Plan at Section F6.2 of the HCP, no Take of northern spotted owls will be allowed on any Additional Lands until the Additional Lands have been surveyed to protocol, and the baseline is adjusted and population targets modified to conform to the population density targets of the plan.

     (b) Procedure to Include Additional Lands as Covered Lands. PALCO shall submit to the Wildlife Agencies a notice to include Additional Lands as Covered Lands accompanied by a map showing the location and boundaries of the Additional Lands and a complete description of (1) the type of interest acquired, (2) all relevant baseline conditions on the Additional Lands, (3) the Covered Activities that will occur on the Additional Lands, and
          (4) the amount and timing of Take of Covered Species expected to occur on the Additional Lands.

          Such Additional Lands will be included as Covered Lands if the Wildlife Agencies conclude that extension of the HCP provisions to the Additional Lands will not result in impacts not analyzed and mitigated under the HCP and will not result in unauthorized Take under the State and Federal Permits.

     (c) Notwithstanding the 50-year term of the permit, PALCO shall continue to apply the conservation and mitigation measures provided for under the HCP's Operating Conservation Program to Additional Lands, including storm proofing all roads, until the impacts of Take resulting from Covered Activities on the Additional Lands have been fully mitigated in accordance with
          Section 8.5 of this Agreement and, upon expiration of the permit or its early termination through revocation or relinquishment, shall provide adequate assurances to the Wildlife Agencies as specified at Section 8.5.3 of this Agreement that such Additional Lands will continue to be managed in accordance with the HCP's Operating Conservation Program until and unless full mitigation is complete. In no event shall PALCO be required to continue to manage the Additional Lands in accordance with the Operating Conservation Program of the HCP longer than a period of 50 years from the date such Additional Lands become Covered Lands in accordance with subsection
          (b) this section.

     (d) Proof of ownership of the Additional Lands, or proof of the right to engage in the applicable Covered Activities relevant to such parcel and to implement the terms of the HCP on such Additional Land, with a written commitment by PALCO to carry out the terms of the HCP, this Agreement, the Federal Permit and the State Permit with regard to such Additional Lands shall constitute adequate evidence of legal control required by subsection (a) above as to have the Federal and State Permits take effect for such acquired land.

5.3. DISPOSITION OF COVERED LANDS OTHER THAN IN MMCAS

5.3.1 LAND SOLD WITH RESTRICTIONS

     (a) PALCO's transfer of ownership or control of Covered Lands, or portions thereof, other than in the MMCAs, which transfers are addressed in Section 5.5 of this Agreement, will require prior approval by the Wildlife Agencies and an amendment of the Federal and State Permits in accordance with Section 7.2 of this Agreement, except that transfers of such Covered Lands may be processed as minor modifications in accordance with Section 7.1 of this Agreement if:

          (i) The Covered Lands or relevant interests in Covered Lands will be transferred to an agency of the Federal government and, prior to transfer, the Wildlife Agencies have determined that transfer will not compromise the effectiveness of the HCP based on adequate commitments by that agency regarding management of such land; or

          (ii) The Covered Lands or relevant interests in the Covered Lands will be transferred to a non-Federal entity that has entered into an agreement acceptable to the Wildlife Agencies (e.g., an easement held by CDFG with the Services as third-party beneficiaries, accompanied by the creation of an adequate endowment for the management in perpetuity, or other security acceptable to the Wildlife Agencies, of such transferred Covered Lands) to reasonably ensure that the lands will be managed in such a manner and for such duration so as not to compromise the effectiveness of the HCP; or

          (iii) The Covered Lands or relevant interests in the Covered Lands will be transferred to a non-Federal entity that, prior to completion of the land transaction, has agreed to be bound by the HCP as it applies to the transferred Covered Lands and has obtained Federal and State incidental take permits following normal permit procedures covering all Covered Species then identified in PALCO's Federal and State Permits which may be Incidentally Taken as a result of activities on the transferred lands covered under the acquiring entity's Incidental Take permits.

     (b) The Wildlife Agencies shall use their reasonable efforts to make any required determinations under subsections (a)(i), (a)(ii), and
          (a)(iii) within 60 days of receipt of written documentation from PALCO that the conditions contained in subsections (a), (b), and (c) have been satisfied.

     (c) Upon a transfer of Covered Lands carried out in accordance with this section and Section 7.1, the transferred lands shall no longer be deemed to be Covered Lands, and PALCO shall not bear any responsibility for any management activities, nor be liable for any Take of any Species by any other persons, on such transferred lands. In addition, PALCO will not be required to provide any new, additional or different conservation or mitigation on the remaining Covered Lands beyond that provided in the HCP to account for such sale, exchange or transfer.

5.3.2 LAND SOLD WITHOUT RESTRICTION

PALCO may dispose of Covered Lands without restriction under the following circumstances:

     (a) Where PALCO includes as Covered Lands Additional Lands, and each of the following requirements have been met: (1) concurrent with the disposal of a tract of Covered Lands, PALCO acquires another tract of land; (2) neither the tract to be disposed of nor the tract to be acquired are greater than 2,000 acres; (3) the tract
          PALCO acquires is either larger or no smaller than 95% of the size of the tract disposed of; (4) the tract to be disposed of and the tract to be acquired contain approximately equivalent habitat value; and (5) the addition of the acquired tract as Covered Lands will not result in impacts not analyzed and mitigated under the HCP, or any amendments thereto, and will not result in unauthorized Take under the Federal and State Permits. PALCO shall submit to the Wildlife Agencies a notice indicating its intent to include Additional Lands as Covered Lands as a result of a land swap accompanied by a map showing the location and boundaries of the tract to be disposed of and the tract to be acquired and a complete description of (A) the type of interest acquired, (B) all relevant baseline conditions on the tract to be acquired, (C) the Covered Activities that will occur on the Additional Lands, and (D) the amount and timing of Take of Covered Species expected to occur on the Additional Lands.

          Such Additional Lands will be included as Covered Lands if the Wildlife Agencies conclude, after any required environmental analysis, that extension of the HCP provisions to the Additional Lands and the proposed disposal of the tract to be swapped will not result in impacts additional to or different from those analyzed and mitigated under the HCP and will not result in unauthorized Take under the State and Federal Permits.

          (i) The Federal Permit and State Permit will take effect with regard to the acquired tract upon verification by the Wildlife Agencies that PALCO has provided evidence of legal control sufficient to implement the provisions of the HCP, the Federal Permit, the State Permit, and this Agreement on the acquired tract.

          (ii) Proof of ownership of the acquired tract or proof of the right to engage in the applicable Covered Activities relevant to such tract and to implement the terms of the HCP on such acquired tract to the reasonable satisfaction of the Wildlife Agencies shall constitute adequate evidence of legal control required by subsection (a)(i), above, so as to have the Federal Permit and State Permit take effect for such acquired tract.

     (b) The transfer is the result of a minor boundary line adjustment between PALCO and an adjacent landowner. The aggregate net acreage of Covered Lands that may be transferred out of PALCO ownership pursuant to minor boundary adjustments under this subsection shall not exceed 500 acres over the 50-year term of the permit.

Upon a transfer of Covered Lands to another landowner carried out in accordance with this Section 5.3 and Section 7.1, the transferred lands shall no longer be deemed to be Covered Lands, and PALCO shall not bear any responsibility for any management activities, nor be liable for any Take of any Species by any other persons, on such transferred lands. In addition, PALCO will not be required to provide any new, additional or different conservation or mitigation on the remaining Covered Lands beyond that provided in the HCP to account for such sale, exchange or transfer.

5.3.3     TRANSFER OF ELK RIVER PROPERTY

Notwithstanding anything in this Agreement to the contrary, PALCO may transfer the Elk River Property from the PALCO company which acquired the Elk River property from Elk River Timber Company to Scotia Pacific Company, LLC, upon 30 days' written notice, accompanied by the transfer documents, to the Wildlife Agencies and CDF.

5.4. DISPOSITION OF COVERED LAND THROUGH PERMIT AMENDMENT

All dispositions of Covered Lands or interests in Covered Lands outside of MMCAs other than those carried out in accordance with Sections 5.3 and 7.1 shall be processed as an amendment of the Federal Permit and State Permit in accordance with Section 7.2 of this Agreement.

5.5. DISPOSITION OF LAND IN MMCAS

PALCO may sell, exchange or otherwise transfer to a third person one or more of the MMCAs, or a portion thereof, so long as PALCO demonstrates to the reasonable satisfaction of the Wildlife Agencies that the protection to be afforded by such third party (and its successors) to the marbled murrelet and the habitat of the marbled murrelet in such MMCA(s) and to the other Covered Species is equal to or greater than that afforded under the HCP for a period of 50 years from the Effective Date. In such event, PALCO will not be required to provide any new, additional or different conservation or mitigation on the remaining Covered Lands beyond that provided for in the HCP to account for such sale, exchange or transfer. Without limiting the generality of the foregoing, for the purposes of this Agreement, the sale, exchange or transfer to a third party of an MMCA with legally binding restrictions running with the land and reasonably approved by the Wildlife Agencies, or other protection reasonably approved by the Wildlife Agencies, which limit the uses of the MMCA proposed for transfer to those uses specified at Section 3.1.1 of this Agreement for a period of 50 years from the Effective Date shall be deemed to constitute protection afforded by such third party (and its successors) that is equal to or greater than that afforded under the HCP. In the event that PALCO sells an MMCA to an entity, the Agencies shall not impose or require any new, additional or different terms, conditions, conservation or mitigation measures or other restrictions on the remaining Covered Lands beyond those specified at Section 3.1.1. of this Agreement and Section 6 of the HCP. PALCO's road storm proofing obligations required under the HCP with respect to the transferred lands shall survive notwithstanding any sale, exchange or transfer under this Section 5.5.

6.   ASSURANCES

6.1. FEDERAL ASSURANCES

6.1.1. COVERED SPECIES LISTED AFTER THE EFFECTIVE DATE

Subject to compliance with all other terms of this Agreement and the HCP, the Federal Permit shall become effective as to each Covered Species which is not a Federal Listed Species concurrent with the listing of such species under FESA.

6.1.2. MIGRATORY BIRD TREATY ACT, BALD AND GOLDEN EAGLE PROTECTION ACT

     (a) The Federal Permit shall constitute a Special Purpose Permit under 50 CFR Section 21.27 for the take of all Covered Species identified at 50 CFR 10. 13, excluding bald eagles (Haliaeetus leucocephalus) and golden eagles (Aquila chrysaetos), which are listed under the FESA as of the Effective Date (and as to unlisted Covered Species identified at 50 CFR 10.13, when the Federal Permit becomes effective as to such species as provided in Section 6.1.1) in the amount and/or number and subject to the terms and conditions specified in the Federal Permit. The Special Purpose Permit shall be valid for a period of three years from its effective date, provided the Federal Permit remains in effect for such period. The Special Purpose Permit under 50 CFR Section
          21.27 as described in this section shall be renewed provided that PALCO remains in compliance with the terms of the Federal Permit and this Agreement. Each such renewal shall be valid for the maximum period allowable under the applicable regulations at the time of the renewal (which, as of the Effective Date, is three years), provided that the Federal Permit remains in effect for such period.

     (b) USFWS shall not refer the incidental take of any bald eagle or golden eagle for prosecution under BGEPA if such take is in compliance with the terms and conditions (including amount and/or number) specified in the Federal Permit.

6.1.3. FURTHER PERMITS

Nothing in this Agreement will limit the right or obligation of any federal agency to engage in consultation with USFWS and/or NMFS required under Section 7 of the FESA. However, in any consultation with regard to the Covered Species that may be required or processed pursuant to Section 7 of FESA (16 USC Section 1536(a)) subsequent to the Effective Date in connection with the Covered Activities, USFWS and NMFS shall, to the maximum extent permitted by law, rely upon, and utilize their respective Section 7 biological opinions issued with regard to the approval of the HCP, and, to the maximum extent permitted by law and regulation, ensure that any conservation and mitigation for Incidental Take of Covered Species identified in such Section 7 biological opinion conforms to the conservation and mitigation provided under the HCP and does not impose any new, additional or different conservation or mitigation measures on PALCO beyond the requirements provided for under the HCP and this Agreement.

6.1.4. CRITICAL HABITAT

The USFWS acknowledges that pursuant to the final critical habitat rule promulgated for the marbled murrelet and codified at 50 CFR 17.95(b), the critical habitat designation for the marbled murrelet will not apply to any Covered Lands for so long as the Federal Permit remains in effect. The USFWS and NMFS further agree that they will consider the HCP in their preparation of any proposed determination of critical habitat for any other Covered Species under their respective jurisdictions or revision of critical habitat for the marbled murrelet. USFWS and NMFS agree that if critical habitat is designated for any Covered Species and PALCO is properly implementing the terms of the HCP, the USFWS and NMFS will not require PALCO to commit new, additional or different conservation or mitigation beyond that provided for under the HCP and this Agreement.

6.1.5. FUTURE LISTING OF SPECIES OTHER THAN COVERED SPECIES

     (a) As to each Species that is not a Covered Species that may be affected by the Covered Activities and that is or becomes listed under FESA, USFWS and NMFS, as appropriate, shall, upon proper application by PALCO under Section 10(a) of the FESA and following public review and upon a determination that the application satisfies all applicable statutory and regulatory requirements, issue an incidental take permit to PALCO authorizing the take of such species incidental to the Covered Activities.

     (b) In determining whether any further conservation or mitigation measures are required, beyond those provided pursuant to the HCP, in order to issue such permits or other Take authorizations with respect to such species not identified as Covered Species, USFWS and NMFS shall (1) take into consideration the conservation and mitigation measures provided in the HCP and hereunder and (2) cooperate with PALCO to minimize adverse impacts of the listing of such species on the Covered Activities consistent with Section 10 of FESA.

6.1.6. DETERMINATION OF CHANGED CIRCUMSTANCES AND UNFORESEEN CIRCUMSTANCES

6.1.6.1. PURPOSE

The purpose of this Section 6.1.6 is to apply the USFWS/NMFS Habitat Conservation Plan Assurances ("No Surprises") Rule (the "Assurances Rule"), published in the Federal Register on February 23, 1998 (63 Fed. Reg. 8,859) to this Agreement and the HCP.

6.1.6.2 AVAILABILITY

The assurances made by USFWS and NMFS in this Section 6.1.6 shall apply so long as the commitments and provisions of the HCP, this Agreement and the Federal Permit applicable to PALCO have been and are being fully implemented by PALCO.

6.1.6.3. NO ADDITIONAL LAND, WATER OR FINANCIAL COMPENSATION

For so long as the Federal Permit is in effect, USFWS and NMFS will not require from PALCO the commitment of additional land, water, or financial compensation or additional restrictions on the use of land, water, or other natural resources with regard to the Covered Species beyond the level and/or amounts allowed for under the HCP's Operating Conservation Program and this Agreement without the consent of PALCO. By way of example and not limitation, seasonal restrictions more stringent than those provided for in the HCP would be considered to be an additional restriction on the use of land. Any additional conservation or mitigation measures required of PALCO by USFWS and/or NMFS in response to an Unforeseen Circumstance shall comply with the Assurances Rule. (As of the Effective Date, the Assurances Rule is published at 50 CFR Section 17.3, 50 CFR
Section 17.22(b)(5) and (6), 50 CFR Section 17.32(b)(5) and (6), 50 CFR Section 222.3, and 50 CFR Section 222.22(g) and (h) and is attached as Exhibit "D".)

6.1.6.4.  CHANGED CIRCUMSTANCES

6.1.6.4.1. HCP CHANGED CIRCUMSTANCES

USFWS and NMFS agree that Attachment No. 4 to the HCP contains the complete and exclusive list of all Changed Circumstances.

USFWS and NMFS further agree that unless PALCO otherwise consents, Attachment No. 4 to the HCP contains the complete and exclusive list of conservation and mitigation measures and/or planned responses that may be required of PALCO to respond to each Changed Circumstance.

6.1.6.4.2. EFFECT OF OCCURRENCE OF A CHANGED CIRCUMSTANCE

Any party to this Agreement shall immediately notify each of the other parties of the existence of a Changed Circumstance. Thereafter, through a Changed Circumstance Notice, USFWS, and/or NMFS shall identify those additional conservation and mitigation measures or the planned response provided in Attachment No. 4 to the HCP responsive to the particular Changed Circumstance that USFWS and/or NMFS deem necessary to respond to that Changed Circumstance. To the extent consistent with the conservation needs of the Covered Species and their habitats, USFWS and/or NMFS shall select those conservation and mitigation measures from the list of available responses to such Changed Circumstances set forth in the HCP that are least burdensome on PALCO.

PALCO shall implement the additional conservation and mitigation measures set forth in the Notice. If PALCO does not concur with the Changed Circumstances Notice, then PALCO and USFWS and/or NMFS, as applicable, shall utilize the dispute resolution process set forth in Section 9.2 of this Agreement to attempt to resolve the dispute. Until such time as the dispute resolution process is concluded, PALCO shall implement the additional conservation and mitigation measures set forth in the Notice. Following the conclusion of the dispute resolution process, PALCO shall implement the conservation and mitigation measures agreed to by the Wildlife Agencies and PALCO in the dispute resolution process. To the extent agreement is not achieved among the Parties through the dispute resolution process, without waiving its rights to seek judicial review of the Wildlife Agencies' decision, PALCO shall continue to implement the measures set forth in the Notice.

6.1.6.4.3. MEASURES LIMITED TO THOSE PROVIDED PURSUANT TO THE HCP

If additional conservation and mitigation measures are deemed necessary by USFWS or NMFS to respond to a Changed Circumstance and such measures were not provided pursuant to the HCP, USFWS and/or NMFS will not require any new, additional or different conservation and/or mitigation measures from PALCO in addition to those provided for pursuant to the HCP without the consent of PALCO.

6.1.6.5. UNFORESEEN CIRCUMSTANCES

6.1.6.5.1  FINDING OF UNFORESEEN CIRCUMSTANCES

The Regional Director of USFWS and/or the Regional Administrator of NMFS, as appropriate, have the burden of making a finding that Unforeseen Circumstances exist with regard to any Covered Species within the jurisdiction of the respective agency using the best scientific and commercial data available. The findings must be clearly documented and based upon reliable technical information regarding the status and habitat requirements of the affected Covered Species. USFWS and NMFS must consider, but are not limited to, the following factors in making such finding of Unforeseen Circumstances:

     (i)   The size of the current range of the affected Covered Species

     (ii) The percentage of the range of the affected Covered Species that has been adversely affected by the activities permitted by the HCP

     (iii) The percentage of the range of the affected Covered Species that has been conserved by the HCP

     (iv) The ecological significance of that portion of the range of the affected Covered Species affected by the HCP

     (v) The level of knowledge about the affected Covered Species and the degree of specificity of the Covered Species' conservation program under the HCP

     (vi) Whether failure to adopt additional conservation measures would appreciably reduce the likelihood of survival and recovery of the affected Covered Species in the wild

Upon making a finding of Unforeseen Circumstances in accordance with this paragraph, USFWS or NMFS, as applicable, shall determine whether additional conservation and mitigation measures are necessary to respond to the Unforeseen Circumstances.

6.1.6.5.2.     EFFECT OF FINDING OF UNFORESEEN CIRCUMSTANCES

Upon a finding of Unforeseen Circumstances and a determination that additional conservation and mitigation measures are necessary to respond to such Unforeseen Circumstances, made in the manner set forth in Section 6.1.6.5.1 above, USFWS and/or NMFS as appropriate shall limit such additional conservation and mitigation measures required of PALCO to modifications of activities within the Conserved Habitat Areas, and modifications to the Operating Conservation Program for the affected Covered Species. USFWS and/or NMFS as appropriate shall maintain the original terms of the HCP to the maximum extent possible.

Any additional conservation and/or mitigation measures specified pursuant to
Section 6.1.6.5 shall not require the commitment by PALCO of additional land, water or financial compensation or additional restrictions on the use of land, water or other natural resources in conflict with Section 6.1.6.3 without the consent of PALCO.

PALCO shall cooperate with USFWS and/or NMFS, as appropriate, in that Service's activities with regard to the conservation and/or preservation of the affected Covered Species.

6.1.6.6. DISTRIBUTION OF BURDEN AFTER FINDING OF UNFORESEEN CIRCUMSTANCES

The Services recognize that they bear a primary responsibility to utilize their authorities and resources to protect Covered Species in the event of a finding of Unforeseen Circumstances with regard to a Covered Species. The Services further recognize that they have significant resources and authorities that can be utilized to provide additional protection to Covered Species, including, but not limited to, land acquisition and exchange, habitat restoration and enhancement, translocation, and other management techniques beyond the protections provided in the HCP. The Services will work with other Federal, State, and local agencies, tribes, environmental groups, and private entities to ensure the continued conservation of the Covered Species in the wild in the event of a finding of Unforeseen Circumstances.

6.2. STATE ASSURANCES

6.2.1     COVERED SPECIES LISTED AFTER THE EFFECTIVE DATE

Subject to compliance with all other terms of this Agreement and the HCP, the State Permit shall become effective as to each Covered Species which is not a State Listed Species concurrent with the regulation of such species under CESA.

6.2.2.    FUTURE REGULATION OF SPECIES OTHER THAN COVERED SPECIES

     (a) As to each Species that is not a Covered Species, that may be affected by the Covered Activities and that is or becomes listed or a candidate for listing under CESA, CDFG shall, upon proper application by PALCO under Section 2081(b) of the CESA and following any required public and/or environmental review and a determination that the application satisfies all applicable statutory and regulatory requirements, issue an incidental take permit to PALCO authorizing the Take of such species incidental to the Covered Activities.

     (b) In determining whether further conservation or mitigation measures beyond those provided for pursuant to the HCP are required in order to issue such Section 2081(b) permits, or other Take authorizations with respect to such species not identified as Covered Species, CDFG shall (1) take into consideration the conservation and mitigation measures provided pursuant to the HCP and (2) cooperate with PALCO to minimize to the greatest extent possible adverse impacts of the listing or candidacy for listing of such species on the Covered Activities consistent with the requirements of Section 2081(b).

6.2.3     CHANGED CIRCUMSTANCES AND UNFORESEEN CIRCUMSTANCES

6.2.3.1 PURPOSE

The purpose of this Section 6.2.3 is to provide PALCO "No Surprises" like assurances consistent with CDFG regulations given the conservation and mitigation measures provided pursuant to the HCP and other relevant factors. (These regulations are currently published at CCR, t.14, Section 783.0 and are attached hereto as Exhibit E.)

CDFG may require additional conservation and mitigation measures of PALCO, as enumerated in Attachment No. 4 to the HCP, in response to Changed Circumstances that affect the Covered Species under the State Permit.

6.2.3.2   HCP CHANGED CIRCUMSTANCES

CDFG agrees that Attachment No. 4 to the HCP contains the complete and exclusive list of all Changed Circumstances. CDFG further agrees that unless PALCO otherwise consents, Attachment No. 4 to the HCP contains the complete and exclusive list of conservation and mitigation measures and planned response that may be required of PALCO to respond to each Changed Circumstance.

6.2.3.2.1      EFFECT OF THE OCCURRENCE OF A CHANGED CIRCUMSTANCE

Any party to this Agreement shall immediately notify each of the other parties of the existence of a Changed Circumstance. Thereafter, through a

Changed Circumstances Notice, CDFG shall identify those additional conservation and mitigation measures or the planned response provided pursuant to Attachment No. 4 to the HCP responsive to the particular Changed Circumstance that CDFG deems necessary to respond to that Changed Circumstance. To the extent consistent with the conservation needs of the Covered Species and their habitats, CDFG shall select those conservation and mitigation measures from the list of available responses to such Changed Circumstance set forth in the HCP that are least burdensome on PALCO.

PALCO shall implement the additional conservation and mitigation measures set forth in the Notice upon receipt of the Notice. If PALCO does not concur with the Changed Circumstance Notice, then PALCO and CDFG shall utilize the dispute resolution process set forth in Section 9.2 of this Agreement to attempt to resolve the dispute. Until such time as the dispute resolution process is concluded, PALCO shall implement the additional conservation and mitigation measures set forth in the Notice. Following conclusion of the dispute resolution process, PALCO shall implement the conservation and mitigation measures except as otherwise agreed to by the Wildlife Agencies and PALCO in the dispute resolution process. To the extent agreement is not achieved among the parties through the dispute resolution process, without waiving its right to seek judicial review of the Wildlife Agencies' decision, PALCO shall continue to implement the conservation and mitigation measures set forth in the Notice.

6.2.3.2.2      MEASURES LIMITED TO THOSE PROVIDED PURSUANT TO THE HCP

If additional conservation and mitigation measures are deemed necessary by CDFG to respond to a Changed Circumstance and such measures were not provided for pursuant to the HCP, CDFG will not require any new, additional or different conservation and/or mitigation measures from PALCO in addition to those provided for pursuant to the HCP without the consent of PALCO.

6.2.3.2.3      CONSULTATION WITH SERVICES

If the Changed Circumstances affects a Covered Species under the State Permit that is also a Covered Species under the Federal Permit, the CDFG shall consult with USFWS and/or NMFS, as appropriate.

6.2.3.3   UNFORESEEN CIRCUMSTANCES

6.2.3.3.1      FINDING OF UNFORESEEN CIRCUMSTANCES

The Director or such other person he or she specifically designates has the burden of making a finding that Unforeseen Circumstances exist with regard to any Covered Species within the jurisdiction of CDFG using the best scientific and commercial data available. The findings must be clearly documented and based upon reliable technical information regarding the status and habitat requirements of the affected Covered Species. CDFG must consider, but is not limited to, the following factors in making such finding of Unforeseen
Circumstances:

     (i)   The size of the current range of the affected Covered Species

     (ii) The percentage of the range of the affected Covered Species that has been adversely affected by the activities permitted by the HCP

     (iii) The percentage of the range of the affected Covered Species that has been conserved by the HCP

     (iv) The ecological significance of that portion of the range of the affected Covered Species affected by the HCP

     (v) The level of knowledge about the affected Covered Species and the degree of specificity of the Covered Species' conservation program under the HCP

     (vi) Whether failure to adopt additional conservation measures would appreciably reduce the likelihood of survival and recovery of the affected Covered Species in the wild

Upon making a finding of Unforeseen Circumstances in accordance with this paragraph, CDFG shall determine whether additional conservation and mitigation measures are necessary to respond to the Unforeseen Circumstances.

6.2.3.3.2      EFFECT OF FINDING OF UNFORESEEN CIRCUMSTANCES

Upon a finding of Unforeseen Circumstances and a determination that additional conservation and mitigation measures are necessary to respond to such Unforeseen Circumstances, made in the manner set forth in Section 6.2.3.3.1 above, CDFG shall limit such additional conservation and mitigation measures required of PALCO to modifications of activities within the Conserved Habitat Areas and modifications to the Operating Conservation Program for the affected Covered Species. CDFG shall maintain the original terms of the HCP to the maximum extent possible.

For so long as the State Permit is in effect, any additional conservation and mitigation measures specified pursuant to Section 6.2.3. shall not require the commitment by PALCO of additional land, water or financial compensation or additional restrictions on the use of land, water or other natural resources without the consent of PALCO, except as required by law.

PALCO shall cooperate with CDFG in its activities with regard to the conservation and/or preservation of the affected Covered Species.

6.2.4 FULLY PROTECTED SPECIES STATUTES

     (a) CDFG acknowledges and agrees that if the measures set forth in the HCP are fully complied with, the Covered Activities will not likely result in Take of Fully Protected Species.

     (b) Notwithstanding subsection (a), if CDFG discovers that such measures are not adequate to prevent Take of a Fully Protected Species, CDFG shall notify PALCO in writing of such discovery and of any new, additional or different conservation and mitigation measures that are necessary to avoid Take of Fully Protected Species. CDFG shall have the burden of demonstrating that the measures in the HCP are not adequate to avoid Take. Upon receipt of such notice, PALCO shall conduct its Covered Activities in a manner that will avoid such Take. PALCO may implement such new, additional or different conservation and mitigation measures set forth in CDFG's notification or other adequate measures agreed to by the Parties to avoid such Take.

     (c) If at any time there is a change of law such that CDFG may issue a State Permit allowing the Incidental Take of any Fully Protected Species, CDFG may, at its own discretion and if appropriate, amend the existing State Permit or issue a new State Permit for Fully Protected Species under the same terms and conditions as the State Permit to authorize the Take of Fully Protected Species to the extent permitted by law.

6.3  JOINT ASSURANCES

6.3.1.    COMPLIANCE WITH APPLICABLE LAWS

A primary purpose of this Agreement is to provide the long-term reconciliation of the Covered Activities on the PALCO Lands and Additional Lands with the conservation and protection of Covered Species. Based on and in consideration of this Agreement, CDF and the Wildlife Agencies hereby agree and assure PALCO that for so long as PALCO complies with the terms and conditions of the Federal Permit and the State Permit and this Agreement:

     (a) CDFG shall, to the maximum extent permitted by law, not recommend or require that PALCO provide new, additional or different conservation or mitigation for Take of Covered Species by Covered Activities on the Covered Lands beyond that required pursuant to the HCP and this Agreement, with regard to CDFG's authorities under, the following statutes: CESA, CEQA, the Porter-Cologne Act, the Forest Practice Act, the Timberland Productivity Act of 1982, Fish and Game Code Sections 1802, and 3511, and Fish and Game Code Section 1603 for those Covered Activities subject to and carried out in accordance with the terms of the Streambed Alteration Agreement incorporated into the HCP for so long as the Streambed Alteration Agreement is in effect.

     (b) CDF acknowledges and agrees that the Wildlife Agencies have primary jurisdiction and responsibility for the protection of the Covered Species, and that the HCP, as developed by the Wildlife Agencies and PALCO and in consultation with CDF, will minimize and fully mitigate the Take of Covered Species by the Covered Activities within the Plan Area in accordance with CEQA and CESA. CDF will use the SYP, a component of which is the HCP and the EIS/EIR prepared for the HCP and SYP as program level documents for tiering with later individual Timber Harvest Plans when CDF exercises its responsibilities under the Forest Practice Act and CEQA. CDF may suggest additional conservation measures for Take of Covered Species only when necessary for compliance with CEQA, the Forest Practice Act, or any other law. Any additional conservation measures shall, to the maximum extent practicable, be consistent with the HCP, this Agreement, and the Federal Permit and the State Permit.

     (c) USFWS and NMFS shall, to the maximum extent permitted by law, not recommend or require that PALCO provide new, additional or different conservation or mitigation for Take of the Covered Species from Covered Activities on the Covered Land beyond that required pursuant to the HCP, and this Agreement and the Federal Permit, with regard to any Service's authorities under the following statutes: FESA NEPA, Fish and Wildlife Coordination Act (16 USC Sections 661-661c), the Fish and Wildlife Act of 1956 (16 USC Section 742a), and the Federal Water Pollution Control Act (33 USC Section 1251 et seq.).

6.4. PALCO ASSURANCES

6.4.1.    CONTROL AND OWNERSHIP OF SUBSIDIARY PALCO ENTITIES

As of the Effective Date, Scotia Pacific Company, LLC and Salmon Creek Corporation are wholly owned subsidiaries of The Pacific Lumber Company. Each of Scotia Pacific Company LLC, Salmon Creek Corporation and The Pacific Lumber Company are separate entities with their own assets and liabilities.

During the term of the Federal Permit and State Permit, Scotia Pacific Company, LLC, and Salmon Creek Corporation, and their successors and affiliates, each authorize The Pacific Lumber Company to administer the HCP on its behalf, including preparing and filing reports and communicating with the Wildlife Agencies to The Pacific Lumber Company.

Scotia Pacific Company, LLC, Salmon Creek Corporation and The Pacific Lumber Company each acknowledge that the HCP addresses, among other things, conservation and protection of Covered Species on the Covered Lands owned by each of them, and that a failure of any of the companies to carry out any of its obligations under the HCP may affect the viability of the entire HCP. Each PALCO entity shall carry out each obligation contained in this Agreement, the HCP and the Federal and State Permits; provided that this provision shall not require duplication by PALCO entities, and if an obligation is performed by one or more PALCO entities, the remaining PALCO entity or entities shall not be required to perform the same obligation. Each such obligation shall be the individual obligation of each PALCO entity. Consistent with the individual nature of such obligations, notwithstanding any other provision of this Agreement, no PALCO entity shall be liable for the payment obligations of any other PALCO entity under this Agreement, the HCP, or the Federal and State Permits. Each of the PALCO entities shall carry out its obligations under this Agreement, the HCP, the Federal Permit and the State Permit for the term of the Federal Permit and State Permit or, if either the Federal Permit or State Permit is sooner relinquished or revoked, unless and until its obligations under Section 8.5 of this Agreement to fully mitigate for the impacts of Take of Covered Species are met. In the event of any breach by any PALCO entity with regard to its obligations under this Agreement, the HCP, or the Federal or State Permits, the Federal and/or State Permits may be suspended or revoked as to all PALCO entities, in accordance with the provisions of Sections 8.2 and 8.3 of this Agreement.

7.   HCP/PERMIT MODIFICATIONS AND AMENDMENTS

7.1. MINOR MODIFICATION OF HCP AND/OR THIS AGREEMENT

7.1.1.    PROCESSING MINOR MODIFICATIONS

Any Party may propose minor modifications to the HCP or this Agreement by providing written notice to all other Parties. Such notice shall include a statement of the reason for the proposed modification and an analysis of its environmental effects, including any effects on operations under the HCP and on Covered Species. The Parties will use reasonable efforts to respond to proposed modifications within 60 days of receipt of such notice. Proposed modifications will become effective only upon all other Parties' written approval. If, for any reason, a receiving party objects to a proposed modification, the proposed modification must be processed as an amendment of the permit in accordance with
Section 7.2 of this Agreement.

The Wildlife Agencies will not propose or approve minor modifications to the HCP or this Agreement if the Wildlife Agencies determine that such modifications would result in operations under the HCP that are significantly different from those analyzed in connection with the original HCP, adverse effects on the environment that are new or significantly different from those analyzed in connection with the original HCP, or additional Take not analyzed in connection with the original HCP.

7.1.2.    SCOPE OF MINOR MODIFICATIONS

Minor modifications to the HCP and this Agreement processed pursuant to this subsection may include but are not limited to the following:

     (i) Corrections of typographical, grammatical, and similar editing errors in the HCP and this Agreement that do not change the intended meaning;

     (ii) Correction of any maps or exhibits to correct errors in mapping;

     (iii) Minor changes to survey, monitoring or reporting protocols;

     (iv) Additions and disposals of Covered Lands in accordance with Sections 5.2, 5.3, and 5.5; and

     (v) Correction of any maps or exhibits to reflect previously approved modifications to the HCP or amendments to the permit.

All proposed modifications, other than minor modifications, shall be processed as permit amendments pursuant to Section 7.2 of this Agreement.

7.2. PERMIT AMENDMENT

7.2.1.    GENERAL FEDERAL PERMIT AMENDMENT PROCESS

Upon receipt of a written request from PALCO accompanied by a full written justification and supporting information and all other information required by law, USFWS and NMFS shall use their reasonable efforts to process the proposed amendment within one hundred and eighty (180) days of submission of the complete application for such amendment to the applicable Service, except where longer time periods are required by law. Any decision of USFWS and NMFS approving or rejecting a requested amendment will be based on relevant information including, but not limited to, the evidence and science existing at the time of the decisions and will constitute final agency action.

USFWS shall interpret its authority under 50 CFR Section 13.23(b) to amend the USFWS Federal Permit consistent with the assurances provided under 50 CFR
Section 17.22(b)(5) and 17.32(b)(5).

7.2.2.    GENERAL STATE PERMIT/STREAMBED ALTERATION AGREEMENT
          AMENDMENT PROCESS

Amendment of the State Permit, including minor and major amendments, shall be governed by applicable state regulations. (These regulations are currently published at CCR, t.14, Section 783.6(c) and are attached hereto in Exhibit E.) In accordance with these regulations, minor permit amendments shall be approved and incorporated into the State Permit, or denied, by the CDFG Director within 60 days of PALCO's submission of a request for amendment. Also in accordance with these regulations, requests for major permit amendments shall be reviewed according to the process established in such regulations for initial permit applications, except that the information and analysis provided in support of an application for a major permit amendment may rely on and supplement the information and analysis used in the initial permit application.

CDFG and PALCO may amend the Streambed Alteration Agreement at any time by mutual consent of PALCO and CDFG.

7.2.3. AMENDMENT OF THE PERMIT TO ALLOW COVERED ACTIVITIES WITHIN MMCAS

Concurrent with the first and second decennial reviews of the SYP, the Parties shall confer to review progress towards the achievement of the delisting criteria (excluding marine management criteria) contained in the Murrelet Recovery Plan in existence at the time of each review. If PALCO concludes that the delisting criteria (excluding marine management criteria) contained in the Murrelet Recovery Plan as it then exists have been met, PALCO may apply for an amendment to the Federal Permit and State Permit to allow harvest activities within one or more of the MMCAs. The Wildlife Agencies shall process such application in accordance with the time frames set forth in Sections 7.2.1 and
7.2.2 of this Agreement, to the
extent feasible, and shall approve such amendment if the Wildlife Agencies determine, after complying with the FESA, NEPA, CESA, CEQA and other applicable law, (i) that all delisting criteria have been met, independent of the conservation benefits provided by the MMCA and/or MMCAs which is the subject of the amendment applied for, and (ii) that such amendment is otherwise consistent with the terms of the HCP and this Agreement and meets all other applicable statutory and regulatory requirements.

7.2.4 COMPLIANCE WITH AB 1986

Notwithstanding any other provision of this Agreement, including without limitation Section 7.2.3, the Federal Permit, the State Permit, this Agreement and the HCP may be amended only to the extent not in conflict with AB 1986, which is attached hereto as Exhibit F.

8.   ORIGINAL TERM; SUSPENSION AND/OR REVOCATION; RELINQUISHMENT;
     EXTENSION; FULL MITIGATION OBLIGATION

8.1. ORIGINAL TENN

This Agreement and the HCP will become effective on the earliest date that the Federal Permit and State Permit are issued. The HCP, the Federal Permit and the State Permit will remain in effect for a period of 50 years from issuance of the original Federal Permit and State Permit except as provided in this Section 8.

8.2. FEDERAL PERMIT SUSPENSION AND REVOCATION

USFWS and NMFS may suspend and/or revoke the Federal Permit only for cause and in accordance with regulations in force at the time of such suspension or revocation. (As of the Effective Date, these regulations are codified at 50 CFR Sections 13.27 through 13.29, and 222.27, and 15 CFR Part 904.) Any specific decision or order suspending the Federal Permit shall specify either a date or the fulfillment of a condition or conditions on which the suspension will terminate. In the event a suspension has not terminated within one year of its effective date, at PALCO's request the applicable Service shall within 90 days either terminate the suspension or commence a proceeding to revoke the permit. Such suspension or revocation may apply to the entire Federal Permit, or may apply only to specified Covered Species, Covered Lands, or Covered Activities.

During the period of suspension, PALCO shall remain obligated to perform its obligations under the Operating Conservation Program.

NMFS shall revoke and/or suspend the Federal Permit only after an adjudicatory process conducted essentially in the manner set forth at 15 Code of Federal Regulations Part 904 effective as of the Effective Date, a copy of which is attached as Exhibit "C."

Notwithstanding revocation, PALCO shall remain obligated to mitigate for the impacts of all Take that occurred under the Federal Permit prior to its revocation in accordance with Section 6 of the HCP, pursuant to Section 8.5 of this Agreement. Upon completing its full mitigation obligation set forth in
Section 8.5 of this Agreement, PALCO shall have no further obligations under the Federal Permit.

8.3. STATE PERMIT SUSPENSION AND REVOCATION

Suspension and revocation of the State Permit shall be governed by applicable regulations. (These regulations are currently published at CCR, t.14, Section
783.7. and are attached hereto in Exhibit E.) In accordance with these regulations, CDFG may suspend or revoke the State Permit only pursuant to the following administrative process. Any action to suspend or revoke any privileges under the State Permit shall be limited so as to address the discrete action or inaction that has resulted in the suspension or revocation, to the extent consistent with the species protection purposes of the State Permit. As such, suspension or revocation may apply to the entire State Permit, or may apply only to the specified Covered Species, Covered Lands, or Covered Activities. PALCO shall be notified in writing of any proposed suspension or revocation in accordance with the regulations. Such notice shall identify the reason(s) for such suspension or revocation, the actions necessary to correct the deficiencies, and inform PALCO of the right to object to the proposed suspension or revocation. Such notice may be amended at any time by CDFG. In accordance with the regulations, PALCO may file a written objection to the proposed action within 45 calendar days of the date of CDFG's notice. A decision on the proposed suspension or revocation shall be made within 45 days after the end of the objection period. CDFG shall notify PALCO in writing of the Director's decision and the reasons therefor. CDFG shall also provide PALCO with information concerning the right to request reconsideration. The State Permit may not be revoked unless it has first been suspended. The State Permit shall remain valid and effective pending any final determination on suspension, except that it may be suspended immediately if statutory enactment subsequent to the issuance of the State Permit prohibits continuation of the State Permit or a Covered Activity. Suspension or revocation of the State Permit or Covered Activities subject to the Streambed Alteration Agreement may also constitute suspension or cancellation of the Streambed Alteration Agreement or specified Covered Species, Covered Lands or Covered Activities subject to the Streambed Alteration Agreement, as applicable.

Notwithstanding suspension and/or revocation, PALCO shall remain obligated to mitigate for the impacts of Take that occurred under the State Permit prior to its suspension and/or revocation, pursuant to Section 8.5 of this Agreement. Upon completing its full mitigation obligation set forth in Section 8.5 of this Agreement, PALCO shall have no further obligations under the State Permit.

8.3.1 SUSPENSION

In accordance with applicable regulations, including the procedures described in
Section 8.3. above, CDFG may suspend the State Permit at any time if PALCO is not in compliance with the conditions of the State Permit, which includes the HCP. During the period of suspension, PALCO shall remain obligated to carry out its obligations under the Operating Conservation Program.

8.3.1.1 REINSTATEMENT OF STATE PERMIT AFTER SUSPENSION

In accordance with applicable regulations, including the procedures described in
Section 8.3. above, if PALCO corrects the deficiencies that were the cause of suspension within 60 days of written notification of the Director's decision to suspend the State Permit, the State Permit shall be reinstated.

8.3.2 REVOCATION

In accordance with applicable regulations, including the procedures described in
Section 8.3. above, the Director may begin procedures to revoke the State Permit if PALCO fails within 60 days of written notification of the Director's decision to suspend the State Permit to correct the deficiencies that were the cause of the suspension, or if statutory enactments subsequent to the issuance of the State Permit prohibit the continuation of the State Permit or a Covered Activity.

8.3.2.1. RECONSIDERATION OF SUSPENSION OR REVOCATION OF STATE PERMIT

In accordance with applicable regulations, PALCO may request reconsideration of a suspension or revocation of the State Permit. The request for reconsideration must be received by the Regional Manager of Region I within 30 days of the date of notification of the decision for which reconsideration is requested. CDFG shall notify PALCO of its decision in writing within 45 days of the receipt of the request for reconsideration. Such decision may be appealed to the Director within 30 days of the date of notification of the decision on the request for reconsideration. The Director's decision on appeal shall be made within 30 calendar days of receipt of the appeal, unless such time is extended for one additional 30-day period for good cause and PALCO is notified of the extension. The Director's decision on appeal shall constitute the final administrative decision of CDFG.

8.3.3 MITIGATION OBLIGATIONS

Notwithstanding any suspension or revocation, PALCO shall remain obligated to mitigate for the impacts of all Take that occurred prior to the State Permit's suspension or revocation, pursuant to Section 8.5 of this Agreement, unless CDFG determines that PALCO has already satisfied such obligation.

8.4. PERMIT RELINQUISHMENT BY PALCO

PALCO may relinquish the Federal Permit and/or the State Permit in accordance with the regulations of the applicable Wildlife Agency in force on the date of such relinquishment. (The regulations applicable to relinquishing the Federal Permit are codified as of the Effective Date at 50 CFR Sections 13.26 and 220.31.)

Any relinquishment of the State Permit shall also constitute a termination of the Streambed Alteration Agreement.

Notwithstanding its relinquishment of either the USFWS or the NMFS Federal Permit or State Permit, PALCO shall remain obligated to fully mitigate in accordance with Section 8.5 of this Agreement for the impacts of all Take that occurred under the relinquished permit prior to its relinquishment. Upon completing its full mitigation obligation in Section 8.5 of this Agreement, PALCO shall have no further obligations under the HCP, the Federal or State Permits or this Agreement.

8.5. FULL MITIGATION UPON RELINQUISHMENT OR REVOCATION

8.5.1. OBLIGATION

In the event of relinquishment or revocation of either the USFWS Federal Permit or the NMFS Federal Permit, or the State Permit, PALCO's obligations under this Agreement and the HCP will continue until or unless the Wildlife Agencies determine, in accordance with Section 8.5.2 of this Agreement, that all Take of Covered Species that occurred under the affected Federal Permit and State Permit has been fully mitigated. Unlisted Covered Species will be treated as though they were listed species in determining the amount of past take and the mitigation required.

8.5.2. DETERMINATION OF FULL MITIGATION

In determining full mitigation for the impacts of Take of the Covered Species, the applicable Wildlife Agency will compare the amount and impact of Take of the Covered Species that has occurred prior to termination with the amount and effect of mitigation that has been provided up to that time. This analysis will take into consideration, among other factors, the duration the permit has been in effect; the location, quantity and quality of habitat of Covered Species that has been modified and preserved; size and contiguity values; landscape linkages and corridors; shape values and edge effects; and unique special features; and, with respect to the marbled murrelet, the extent to which habitat conditions have improved within the residual old growth stands within the MMCAs. The applicable Wildlife Agency will determine the overall improvement of the landscape (for avian and terrestrial species) and the overall improvements in each watershed (for aquatic species), including achievement of properly functioning conditions, if this has happened. Where it has not, the applicable Wildlife Agency will determine progress toward such conditions in terms of improvement over the original baseline condition as determined through surveys and the watershed analysis process.

The period to complete full mitigation will not extend beyond the original term of the permit for Covered Lands included in the Permits as of the Effective Date, and with respect to Additional Lands which become Covered Lands during the permit term, the time to complete full mitigation will not extend beyond a period of 50 years from the date the Additional Lands first were included as Covered Lands.

In the event of early termination of any Permit covering aquatic species, PALCO will, in the manner set forth in Section 6.3 of the HCP, complete its road storm proofing obligation, and will continue to implement the riparian harvest prescriptions set forth in the HCP unless and until the impacts of Take of the Covered Species which have occurred up to the time of termination have been fully mitigated.

PALCO will continue to implement the requirements of the Northern Spotted Owl Habitat Conservation Plan for the remaining term of the affected permits unless the applicable Wildlife Agency determines that Take of northern spotted owl has been fully mitigated. If actual northern spotted owl habitat conditions and northern spotted owl population levels at the permit termination date exceed those projected to occur at the end of the 50-year permit, then Take of northern spotted owl will be deemed fully mitigated.

In determining the extent of any mitigation which may be required of PALCO pursuant to Section 8.5.1 of this Agreement, the applicable Wildlife Agency will take into account the biological value to the Covered Species provided by the Headwaters Reserve, unless the Federal or State Permit is relinquished by PALCO, or is revoked by the applicable Wildlife Agency pursuant to Section 8.2 of this Agreement as a result of a material and uncorrected breach by PALCO of its obligations under the revoked Permit, in which event the biological value of the Headwaters Reserve will not be taken into account.

For purposes of this section, a breach shall be deemed corrected if it is capable of being corrected during the life of the Permit and (1) the breach is corrected to the reasonable satisfaction of the applicable Wildlife Agency as soon as practicable, or (2) if such breach is not capable of immediate correction, it is corrected to the reasonable satisfaction of the applicable Wildlife Agency as soon as practicable following notice and request to cure.

8.5.3. CONVEYANCE OF INTEREST IN LAND UNTIL FULL MITIGATION REACHED

Upon a determination pursuant to Sections 8.5.1 and 8.5.2 of this Agreement that PALCO must restrict and/or carry out activities on the Covered Lands for a term of years in order to satisfy the full mitigation obligation, PALCO, prior to the effective date of such relinquishment and within 15 days following a final administrative determination by USFWS to revoke the USFWS Federal Permit, NMFS to revoke the NMFS Federal Permit or CDFG to revoke the State Permit, shall execute and record a binding covenant running with the land, in form and content acceptable to the Wildlife Agencies that shall commit PALCO, its successors and assigns, to restrict and/or carry out, as appropriate, those activities on those Covered Lands required to mitigate fully for the impacts of the Take of Covered Species that occurred under the Federal Permit and State Permit. The covenant shall specify the duration of PALCO's full mitigation obligation, if any, which in no event shall extend beyond the termination date of the original 50- year Federal Permit and State permit for all Covered Lands owned by PALCO as of the Effective Date, and for the Additional Lands described in Section 5.2, a period no longer than 50 years from the date the Additional Lands become Covered Lands. The covenant shall name USFWS, NMFS and CDFG as parties with a right to enforce the terms of the covenant.

8.5.4. TERMINATION OF HCP OBLIGATIONS

Following Federal Permit or State Permit revocation or relinquishment, upon receipt of written concurrence from the Wildlife Agencies that it has satisfied its full mitigation obligation, PALCO shall have no further obligations under the HCP, the Federal Permit or State Permit or this

Agreement, and the Wildlife Agencies shall within 30 days record a release of covenant.

8.6. NON-SUBSTANTIVE BREACHES; NOTICE; WAIVER

So long as PALCO cures, or commences to cure as set forth below in this section, any non-substantive breach, the Wildlife Agencies will not use the occurrence of such breach as a basis for revoking or suspending the Federal Permit and/or the State Permit, or of waiving the Assurances Rule.

Before commencing any proceeding to revoke or suspend the Federal Permit and/or the State Permit, and before asserting based on a non-substantive breach that PALCO is not "fully implementing" the terms of this Agreement and/or the HCP with regard to the Assurances Rule, the Wildlife Agencies shall provide PALCO written notice of the non-substantive breach with supporting documentation adequate to allow PALCO to determine the nature and extent of the breach. So long as PALCO cures, or commences to cure, the breach within 15 days of receipt of notice, and for those breaches which cannot be cured within such 15-day period completes curing the breach within 60 days, the Wildlife Agencies shall accept the cure and waive the breach.

By way of example and not limitation, failure to provide any report on the date such report is to be delivered to the Wildlife Agencies constitutes a non-substantive breach for the purposes of this section.

9.   REMEDIES, ENFORCEMENT AND DISPUTE RESOLUTION

9.1. REMEDIES

Each party shall have all remedies available in equity to enforce this Agreement, the Federal Permit, the State Permit and the HCP.

     (a) No Party shall be liable in damages to any other Party or other person for any breach of this Agreement, any performance or failure to perform a mandatory or discretionary obligation imposed by this Agreement or any other cause of action arising from this Agreement. Notwithstanding the foregoing sentence:

          (i) Retention of Liability. Each Party shall retain whatever liability it would possess for its present and future acts or failure to act without existence of this Agreement.

          (ii) Landowner Liability. Each Party shall retain whatever liability it possesses as an owner of interests in land.

          (iii) Enforcement Authority of Federal and State Governments. Nothing contained in this Agreement is intended to limit the authority of the United States government or the State of California to seek civil or criminal penalties or otherwise fulfill its enforcement responsibilities under FESA, CESA, or other applicable Federal or state law. For purposes of applying the penalty provisions of the FESA and other Federal law, and CESA and other State law, each instance of harvest, destruction, or cutting of a single merchantable viable tree (8 inches or larger dbh) in violation of the terms and conditions of the Federal Permit shall be deemed a separate violation of such permit, the FESA and the FESA's implementing regulations and each instance of harvest, destruction, or cutting of a single commercially viable tree in violation of the terms and conditions of the State Permit and/or THP shall be deemed a separate violation of such permit and/or THP, the CESA, CESA's implementing regulations, and other applicable State law.

     (b) Injunctive and Temporary Relief. The Parties acknowledge that injunctive and temporary relief may be appropriate to ensure compliance with the terms of this Agreement.

     (c) PALCO, CDFG and CDF acknowledge that specific provisions have been included in the HCP and IA in order to meet the conditions specified in AB 1986. These conditions include, among others, those relating to buffers on class I and class II watercourses; other restrictions relating to class I, class II, and class III watercourses; implementation of the watershed analysis process; prohibitions on activities within areas designated as MMCAs' conditions on road-related activities; and the consistency of timber harvesting plans submitted by PALCO with the HCP.
          Violation of any of these provisions will subject PALCO to all the remedies and enforcement mechanisms available to CDFG, CDF and the State of California, including those set forth in this Agreement and those provided by applicable statutes and regulations. Such remedies and enforcement mechanisms include, without limitation, suspension and revocation of the State Permit by CDFG (IA Section 8.3); the imposition of civil and criminal penalties under the California Fish and Game Code, actions for unfair business practices, including disgorgement of profits plus imposition of civil penalties, under Section 17200 et seq. of the California Business and Professions Code; misdemeanor prosecutions under the FPA; a suspension of revocation of PALCO's timber operations license; and action against the professional registration of any individual registered professional forester involved with a violation. Any violation of provisions related to AB 1986 will also subject PALCO to the remedies and enforcement mechanisms available to the United States and the federal Wildlife Agencies under the ESA and other applicable federal law.

9.2. DISPUTE RESOLUTION

The Parties recognize that disputes concerning implementation of this Agreement, the HCP, the Federal Permit and/or State Permit may arise from time to time. The Parties agree to work together in good faith to resolve such disputes using the dispute resolution procedures set forth in this section or such other procedures upon which the Parties may later agree. However, if at any time any Party determines that circumstances so warrant, it may seek any available administrative or judicial remedy without regard to the dispute resolution procedures described in this Section 9.2.

Unless the Parties agree in writing upon another dispute resolution process or unless a Party has initiated an administrative or judicial process related to the subject of the dispute, and except where other procedures are otherwise provided for by this Agreement (e.g., Section 3.3.1 relating to the watershed analysis process), the Parties shall use the following process to attempt to resolve the disputes.

9.2.1 MEET AND CONFER

     (a) Prior to taking an action that would restrict the Covered Activities, or the scope of any Covered Activity, under the Permit(s), the Agency proposing to take the action will provide notice of the proposed action to PALCO. Unless otherwise agreed to by the Parties, at the request of PALCO, the Parties shall meet and confer with regard to the subject of the notice within 10 calendar days of such notice.

     (b) PALCO may, at any time, elevate the dispute to the USFWS Regional Director, NMFS Regional Administrator, CDFG Director, or CDF Director, as applicable.

     (c) The requirement that the Agencies meet and confer with PALCO prior to taking an action described in Section 9.2.1(a) shall not apply to disputes arising from Sections 6.1.6.4.2 (Effect of Occurrence of a Changed Circumstance), 6.1.6.6 (Distribution of Burden After Finding of Unforeseen Circumstances), 6.2.3.2.1 (Effect of the Occurrence of a Changed Circumstance) or 6.2.3.3.2

          (Effect of Finding Unforeseen Circumstances), or where the applicable Agency determines that the action must be taken immediately to avoid violation of applicable law, including jeopardy to the continued existence of a Federal Listed or State Listed Species. In the case of disputes arising from such sections, the Parties shall meet and confer as soon as possible thereafter, but no later than 10 calendar days after the action by the Agency.

     (d) Any Party may terminate the meet and confer process if such process has not resolved the dispute within 30 days of the meet and confer notice.

9.2.2 NON-BINDING DISPUTE RESOLUTION

If the meet and confer process has not resolved the outstanding dispute relating to Sections 6.1.5 (Future Listing of Species Other Than Covered Species), 6.1.6 (Determination of Changed Circumstances and Unforeseen Circumstances), 6.2.2 (Future Regulation of Species Other Than Covered Species), 6.2.3 (Changed Circumstances and Unforeseen Circumstances), 6.3 (Joint Assurances), 8.2 (Federal Permit Suspension and Revocation), 8.3 (State Permit Suspension and Revocation), 8.5 (Full Mitigation Upon Relinquishment, Revocation or Suspension), or 10.5(b) (Severability), PALCO may initiate a process of non-binding dispute resolution no later than five (5) calendar days after the conclusion of the meet and confer process. The dispute resolution process shall involve the mutual selection by the applicable Parties of a third person to mediate resolution of the dispute between the Parties. If the applicable Parties fail to agree upon a mediator, the applicable Parties shall each submit three
(3) names of proposed mediators to a previously agreed upon objective third person whose sole function shall be to select a mediator from the names submitted. The applicable Parties shall select the objective third person within 60 days after the Effective Date. The Parties may mutually agree to change their selection of such person at any time.

Unless the Parties agree on alternative procedures, the mediator shall conduct the non-binding dispute resolution process as follows:

     (i) The mediator shall consider all relevant evidence or information presented by the Parties;

     (ii)  No Party shall have ex parte communications with the mediator;

     (iii) Each Party shall have an opportunity to respond to evidence or information presented by another Party;

     (iv) The mediator shall provide an oral or written report or recommendation to each of the applicable Agencies and PALCO.

     (v) The procedure shall conclude and any report or recommendation shall be issued within 30 days of the initiation of the proceeding, unless otherwise agreed to by the applicable Parties.

10. MISCELLANEOUS

10.1. NOTICES

All notices, demands, or requests from one party to another may be personally delivered, sent by facsimile (with a confirming copy to be sent by overnight mail), sent by recognized overnight delivery service, or sent by mail, certified or registered, postage prepaid, to the addresses stated in this section and shall be effective at the time of receipt of personal delivery, receipt of facsimile transmission, receipt of overnight delivery, or five days after the date of mailing.

THIS PAGE INTENTIONALLY LEFT BLANK

     PALCO:              John A. Campbell
                         President and Chief Executive Officer
                         The Pacific Lumber Company
                         125 Main Street
                         P.O. Box 37
                         Scotia, CA 95565

     with copies to:     John A. Campbell
                         President
                         Scotia Pacific Company, LLC
                         125 Main Street, 2nd Floor
                         P.O. Box 712
                         Scotia, CA 95565 and

                         Dale A. Head, Esq.
                         Managing Counsel - Environmental and Litigation The Pacific Lumber Company
                         5847 San Felipe, Suite 2600
                         Houston, TX 77057

                         Robert D. Thornton, Esq.
                         Nossaman, Guthner, Knox & Elliott, LLP
                         18101 Von Karman, Suite 1800
                         Irvine, California 92715

                         Jared Carter, Esq.
                         Frank Shaw Bacik, Esq.
                         Rawles, Hinkle, Carter, et al.
                         169 Mason Street, Suite 300
                         Ukiah, CA 95482

     USFWS:              United States Fish and Wildlife Service
                         500 N.E. Multnomah, Suite 607
                         Portland, Oregon 97232
                         Attention: Regional Director

     with a copy to:     Office of the Regional Solicitor
                         U.S. Department of the Interior
                         2800 Cottage Way
                         Sacramento, CA
                         Attention: Regional Solicitor

     NMFS:               National Marine Fisheries Service
                         501 W. Ocean Blvd., Suite 4200
                         Long Beach, CA 90802
                         Attention: Regional Administrator

     with a copy to:     NOAA, Office of the General Counsel
                         501 W. Ocean Blvd., Suite 4470
                         Long Beach, CA 90802
                         Attention: Regional Counsel

     CDFG:               Director
                         California Department of Fish and Game
                         1416 Ninth Street, 12th Floor
                         Sacramento, CA 95814

     with a copy to:     General Counsel
                         California Department of Fish and Game
                         1416 Ninth Street
                         Sacramento, CA 95814

     CDF:                Director
                         California Department of Forestry and
                         Fire Protection

                         1416 Ninth Street
                         Sacramento, CA 95814

     with a copy to:     Chief Counsel
                         California Department of Forestry and
                         Fire Protection
                         1416 Ninth Street
                         Sacramento, CA 95814

Any party may change the address to which such notices, payments, or other communications may be sent by giving the other parties written notice of such change. The parties agree to accept facsimile transmitted signed documents and agree to rely upon such documents as if they bore original signatures. The parties agree to provide to the others, within seventy-two (72) hours after transmission, such documents bearing the original signatures.

10.2 NO PARTNERSHIP

Neither this Agreement nor the HCP shall make or be deemed to make any Party to this Agreement the agent for or the partner, or joint venturer of any other Party.


10.3 REFERENCES TO REGULATIONS

Any reference in this Agreement, the HCP, or the Federal Permit to any regulation or rule of USFWS and/or NMFS shall be deemed to be a reference to such regulation or rule in existence at the time an action is taken except that in the event of a future amendment to the Assurances rule which provides less regulatory certainty to PALCO, PALCO may rely on the Assurances Rule in existence as of the Effective Date unless such reliance is prohibited by statute or court order. Any reference in this Agreement, the HCP or the State Permit to any regulation of CDF or CDFG shall be deemed to be a reference to such regulation or rule in existence at the time the action is taken. Any such regulation of CDFG will be interpreted to the maximum extent permitted by law consistent with CDFG assurances regarding Changed Circumstances and Unforeseen Circumstances under Section 6.2.3 of this Agreement.

10.4 ENTIRE AGREEMENT

Except as provided below with respect to the AB 1986 Agreement, this Agreement, along with the exhibits attached hereto, the HCP, the Federal Permit and the State Permit, constitutes the entire agreement and understanding between the Parties regarding the HCP and the Federal Permit and State Permit. This Agreement supersedes any and all prior and contemporaneous agreements, representations or understandings of the Parties, if any, whether oral or written, with respect to the subject matter hereof and contains all of the covenants and agreements among the Parties with respect to said matter. Each Party acknowledges that no representation, inducement, promise or agreement, oral or otherwise, has been made by any other Party or anyone acting on behalf of any other Party that is not embodied in this Agreement, the HCP, the Federal Permit and/or the State Permit. The Parties acknowledge the AB 1986 Agreement which is being entered into concurrently by and among the State of California, CDFG, CDF, the California Resources Agency and the Wildlife Conservation Board (collectively "the State of California") and PALCO.

10.5 SEVERABILITY

     (a) If any provision of this Agreement or the HCP is found invalid or unenforceable, such provision shall be enforced to the maximum extent possible and the other provisions shall remain in effect to the extent they can be reasonably applied in the absence of such invalid or unenforceable provision.

     (b) The State Permit, the Streambed Alteration Agreement, the Federal Permit issued by USFWS, and the Federal Permit issued by NMFS are all separately enforceable. Except as otherwise provided in this Agreement, revocation, suspension or relinquishment of any one such permit shall not automatically cause the revocation and/or suspension of the other permits, provided that any revocation, suspension or relinquishment of a Federal Permit will require a re-evaluation of the other Federal Permit to ensure that the Take authorized by the remaining Federal Permit is not likely to jeopardize the continued existence of, or result in the Take or adverse modification of the designated critical habitat of, a Covered Species listed under the FESA that was included in the revoked, suspended or relinquished Federal Permit. The invalidation by a court of competent jurisdiction of either the USFWS Federal Permit, the NMFS Federal Permit or the State Permit with respect to one or more Covered Species which is not at the time of the invalidation listed or proposed for listing under the Endangered Species Act or listed, proposed for listing or a candidate species under the California Endangered Species Act shall not invalidate the applicable Federal Permit and/or State Permit with respect to any of the remaining Covered Species and the Federal Permit and State permit shall remain in full force and effect with respect to the remaining Covered Species. The suspension, revocation or relinquishment of either the NMFS or USFWS Federal Permit is identified as a Changed Circumstance at Attachment No. 4 to the HCP and PALCO shall comply with the planned response to such Changed Circumstance described at Attachment No. 4 to the HCP.

10.6 GOVERNING LAW

This Agreement shall be governed by FESA and other applicable Federal laws, and the laws of the State of California.

10.7 ELECTED OFFICIALS NOT TO BENEFIT

No member of or delegate to Congress shall be entitled to any share or part of this Agreement, or to any benefit that may arise from it.

10.8 AVAILABILITY OF FEDERAL FUNDS

Implementation of this Agreement and the HCP and the assurances provided therein, to the extent funds are required by such assurances, by USFWS and NMFS is subject to the requirements of the Federal Anti-Deficiency Act and the availability of appropriated funds. Nothing in this Agreement will be construed by the Parties to require the obligation, appropriation, or expenditure of any money from the U.S. Treasury. The Parties acknowledge that neither USFWS nor NMFS will be required under this Agreement to expend any Federal agency's appropriated funds unless and until an authorized officer of that agency affirmatively acts to commit to such expenditures as evidenced in writing.

10.9 AVAILABILITY OF STATE FUNDS

Implementation of this Agreement and the HCP and the assurances provided therein, to the extent funds are required by such assurances, by CDFG is subject to the availability of appropriated funds. Nothing in this Agreement will be construed by the Parties to require the obligation, appropriation, or expenditure of any money from the Treasury of the State of California. The Parties acknowledge that CDFG will not be required under this Agreement to expend any State of California agency's appropriated funds unless and until an authorized officer of that agency affirmatively acts to commit to such expenditures as evidenced in writing.

10.10 RELATIONSHIP TO FESA, CESA AND OTHER AUTHORITIES

Nothing in this Agreement is intended to limit or diminish the legal responsibilities of USFWS and NMFS as agencies of the Federal government or

CDF or CDFG as agencies of the State of California. In that regard, nothing in this Agreement is intended to limit the authority of USFWS and NMFS to fulfill their responsibilities under FESA or CDFG under CESA or other applicable law, including but not limited to seeking penalties against PALCO.

10.11 BENEFIT OF AGREEMENT; NO THIRD-PARTY BENEFICIARIES

This Agreement is solely for the benefit of the State of California, by and through CDF and CDFG, the people of the United States of America by and through USFWS and NMFS, and PALCO. Without limiting the applicability of rights granted to the public pursuant to FESA or other Federal law, this Agreement shall not create any right or interest in the public, or any member thereof, as a third-party beneficiary hereof, nor shall it authorize anyone not a party to this Agreement to maintain a suit for personal or other injuries or damages pursuant to the provisions of this Agreement. The duties, obligations, and responsibilities of the parties to this Agreement with respect to third parties shall remain as imposed under existing law.

10.12 COUNTERPARTS

This Agreement may be executed by the Parties in several counterparts, each of which shall be deemed to be an original copy.

10.13 FURTHER ACTIONS AND COOPERATION

From time to time hereafter, the Parties shall execute such instruments and other documents and take such other actions, upon the request of the other, as may be reasonably necessary to carry out the intent of this Agreement. The Wildlife Agencies and CDF agree to reasonably cooperate with PALCO in the implementation of this Agreement. Such cooperation by the Wildlife Agencies and CDF shall include acknowledging, to the extent applicable, that this Agreement remains in full force and effect.

10.14 TECHNICAL ASSISTANCE BY USFWS

The Parties anticipate that over the life of the Federal Permit new data and scientific studies or research will provide valuable information relevant to the biology and conservation status of the marbled murrelet. Should PALCO seek the assistance of independent scientific experts on marbled murrelet biology to evaluate the status of the marbled murrelet, at the request of PALCO, USFWS will provide appropriate technical assistance, within its available resources, to the experts and, in administering the Federal Permit, will consider the views of the experts carefully and in good faith.

10.15 AMENDMENT OF THE AGREEMENT

This Agreement is not subject to amendment except in a writing signed by all the Parties.

10.16 APPLICABLE LAWS

Notwithstanding any other provisions in this Agreement all activities undertaken pursuant to this Agreement, the HCP, or the Federal or State Permits must be in compliance with all applicable Federal and state laws and regulations, including CESA (including Section 2081) and FESA (including the provisions of Section 7 and Section 10). This section shall be interpreted in a manner consistent with
Section 10.3.

10.17 SUCCESSORS AND ASSIGNS; PERMIT ASSIGNMENT

This Agreement and each of its covenants and conditions shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns. Assignment or other transfer of the Federal Permit shall be governed by the Services' regulations. Assignment or transfer of the State Permit shall be governed by applicable state regulations. (These regulations are published at CCR, t.14, Section 783.6(a) and are attached in Exhibit E.)

10.18 DUE AUTHORIZATION

Each Party represents and warrants that the signatory is authorized to execute this Agreement on behalf of that Party.

IN WITNESS WHEREOF, THE PARTIES HERETO have executed this Agreement to be in effect as of the Effective Date.


Dated:                      THE PACIFIC LUMBER COMPANY


                            By:  /S/ JOHN A. CAMPBELL
                                 John A. Campbell
                                 President and Chief Executive Officer

Dated:                      SCOTIA PACIFIC COMPANY, LLC

                            By:  /S/ JOHN A. CAMPBELL
                                 John A. Campbell
                                 President and Chief Executive Officer

Dated:                      SALMON CREEK CORPORATION

                            By:  /S/ JOHN A. CAMPBELL
                                 John A. Campbell
                                 President and Chief Executive Officer

Dated:                      UNITED STATES FISH AND WILDLIFE SERVICE

                            By:  /S/ MICHAEL J. SPEAR
                                 Michael J. Spear
                                 Manager, California/Nevada Operations Office

Dated:                      OFFICE OF THE REGIONAL SOLICITOR
                            U.S. Department of the Interior

                            By: /S/ DAVID NAWI
                                David Nawi
                                Regional Solicitor

Dated:                      NATIONAL MARINE FISHERIES SERVICE

                            By:  /S/ WILLIAM T. HOGARTH, PH.D.
                                 William T. Hogarth, Ph.D.
                                 Regional Administrator

                              Approved as to form:

Dated:                      OFFICE OF GENERAL COUNSEL
                            National Oceanic and Atmospheric Administration U.S. Department of Commerce

                            By:  /S/ MONICA P. MEDINA
                                 Monica P. Medina
                                 General Counsel

Dated:                      CALIFORNIA DEPARTMENT OF FISH AND GAME

                            By:  /S/ L. RYAN BRODDERICK
                                 L. Ryan Brodderick
                                 Chief Deputy Director

                              Approved as to form:

Dated:                      GENERAL COUNSEL
                            California Department of Fish and Game

                             By: /S/ ANN S. MALCOLM
                                 Ann S. Malcolm
                                 Acting General Counsel

Dated:                      CALIFORNIA DEPARTMENT OF FORESTRY AND FIRE
                            PROTECTION

                             By: /S/ RICHARD WILSON
                                 Richard Wilson
                                 Director

                            Approved as to form:

Dated:                      GENERAL COUNSEL
                            California Department of Forestry and
                            Fire Protection

                             By: /S/ NORMAN E. HILL
                                 Norman E. Hill
                                 Chief Counsel



EXHIBIT A
LIST OF COVERED SPECIES

------------------------------

                   List of Covered Species for Exhibit A

-    Pacific fisher

-    bald eagle

-    peregrine falcon

-    marbled murrelet

-    northern spotted owl

-    southern torrent salamander

-    tailed frog

-    northern red-legged frog

-    foothill yellow-legged frog

-    northwestern pond turtle

-    California red tree vole

-    western snowy plover

-    bank swallow

-    coho

-    chinook

-    steelhead

-    cutthroat trout